UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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VERSO CORPORATION

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Verso Corporation 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243 www.versoco.com

NOTICE OF
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2018

To Our Stockholders:

The 2018 Annual Meeting of Stockholders of Verso Corporation will be held at The Chatwal Hotel, located at 130 W. 44th Street, New York, New York, on September 24, 2018, beginning at 3:00 p.m. (Eastern Time). At the meeting, our stockholders will vote on proposals to:

1.	elect the following five persons – Alan J. Carr, Eugene I. Davis, B. Christopher DiSantis, Steven D. Scheiwe and Jay Shuster – to serve as directors of Verso until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	approve, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in our Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

3.	ratify the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

Stockholders also will transact any other business that properly comes before the meeting.

The holders of Verso’s Class A common stock and Class B common stock of record at the close of business on August 13, 2018, the record date for the meeting, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponement or adjournment thereof. A list of the stockholders as of the record date will be available for inspection by any stockholder at Verso’s offices located at 8540 Gander Creek Drive, Miamisburg, Ohio, during ordinary business hours beginning on September 14, 2018, and at the meeting on September 24, 2018.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY PROXY OR IN PERSON. WE URGE YOU TO VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By order of the Board of Directors,

St. John Daugherty
Secretary

August 23, 2018

VERSO CORPORATION

TABLE OF CONTENTS

Page

INFORMATION ABOUT THE MEETING	3

What is the purpose of the meeting?	3

Will any other business be conducted at the meeting?	3

How does the board of directors recommend that I vote on these proposals?	3

Who is entitled to vote?	3

How many shares must be present to conduct business at the meeting?	4

What happens if a quorum is not present at the meeting?	4

What vote is required to approve each of the proposals?	4

How are votes counted at the meeting?	4

How may I vote my shares?	4

How do I vote my shares by proxy?	5

How do I vote my shares in person?	5

What is the deadline for voting my shares if I do not attend the meeting?	5

If I return my proxy card without specifying voting instructions on it, will my shares be voted?	5

What are broker non-votes and how do they affect voting?	6

How do I change my vote or revoke my proxy?	6

Who will count the votes?	6

Who pays for the proxy solicitation and how will Verso solicit votes?	6

Where can I find the results of the stockholder votes at the meeting?	6

PROPOSALS SUBMITTED FOR STOCKHOLDER APPROVAL	7

Proposal 1 – Election of Directors	7

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” THE DIRECTOR NOMINEES TO BE ELECTED.	7

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers	7

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF VERSO’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.	7

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	8

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VERSO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.	8

Other Business at 2018 Annual Meeting of Stockholders	8

STOCKHOLDERS	9

Security Ownership of Management and Certain Beneficial Owners	9

Section 16(a) Beneficial Ownership Reporting Compliance	11

DIRECTORS AND EXECUTIVE OFFICERS	12

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Verso Corporation 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243 www.versoco.com

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2018

We are furnishing this Proxy Statement in connection with the solicitation of proxies by Verso Corporation on behalf of our board of directors for use at the 2018 Annual Meeting of Stockholders and any postponement or adjournment of the meeting. The meeting will be held at The Chatwal Hotel, located at 130 W. 44th Street, New York, New York on September 24, 2018, beginning at 3:00 p.m. (Eastern Time).

At the meeting, our stockholders will vote on proposals to:

1.	elect the following five persons – Alan J. Carr, Eugene I. Davis, B. Christopher DiSantis, Steven D. Scheiwe and Jay Shuster – to serve as directors of Verso until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	approve, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

3.	ratify the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

The proposals are set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders and are described in this Proxy Statement. Stockholders also will transact any other business, not known or determined as of the date of this Proxy Statement, that properly comes before the meeting. The board of directors knows of no such other business to be presented as of the date of this Proxy Statement.

When you submit your proxy, you will authorize the proxy holders – B. Christopher DiSantis, our President and Chief Executive Officer, and St. John Daugherty, our Secretary – to represent you and vote your shares of common stock on these proposals at the meeting in accordance with your instructions. By submitting your proxy, you also authorize them to exercise discretionary authority to vote your shares on any other business that properly comes before the meeting, to vote your shares to adjourn the meeting, and to vote your shares at any postponement or adjournment of the meeting.

We have included with this Proxy Statement a copy of our 2017 Annual Report, which includes our annual report on Form 10-K, as amended for the year ended December 31, 2017. The 2017 Annual Report also is available on Verso’s website at www.versoco.com on the “Investors” page. The 2017 Annual Report and the information on our website are not a part of this Proxy Statement.

In this Proxy Statement, Verso Corporation is referred to interchangeably as “Verso,” “we,” “our” and “us.”

This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about August 23, 2018.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be Held on September 24, 2018: This Proxy Statement, a form of proxy, and our 2017 Annual Report are available for viewing and printing at the following website: http://www.viewproxy.com/Verso/2018

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY PROXY OR IN PERSON. WE URGE YOU TO VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

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INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, Verso’s stockholders will vote on proposals to:

1.	elect the following five persons – Alan J. Carr, Eugene I. Davis, B. Christopher DiSantis, Steven D. Scheiwe and Jay Shuster – to serve as directors of Verso until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	approve, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

3.	ratify the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018.

Will any other business be conducted at the meeting?

As of the date of this Proxy Statement, the board of directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How does the board of directors recommend that I vote on these proposals?

The board of directors commends that you vote your shares:

•	Proposal 1 – “FOR ALL” of the five nominees named in this Proxy Statement to be elected to serve as directors of Verso;

•	Proposal 2 – “FOR” the approval, on an advisory basis, of the compensation of Verso’s named executive officers;

•	Proposal 3 – “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018.

Who is entitled to vote?

The holders of Verso’s Class A common stock and Class B common stock of record at the close of business on August 13, 2018, the record date for the meeting, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponement or adjournment thereof. You are a stockholder of record if your shares of common stock are registered directly in your name with Computershare Inc., our registrar and transfer agent. If your shares are held by a broker, bank or other nominee, then you are not a stockholder of record, but instead you are the beneficial owner of shares held in “street name.” If you hold your shares in “street name,” the broker, bank or other nominee that holds your shares will provide you with information about how to instruct it to vote your shares held in street name at the annual meeting.

Each outstanding share of Class A common stock and Class B common stock entitles its holder to one vote on each matter voted on at the meeting. The holders of shares of Class A common stock and Class B common stock will vote together as a single class on the proposals to be voted on at the meeting. At the close of business August 13, 2018, the record date, there were 34,553,364 outstanding shares of Class A common stock and no shares of Class B common stock.

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How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of a majority in voting power of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, either the chairman of the meeting or the holders of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another place, date or time until a quorum is present. The date, time, place (if any) and means of remote communication (if any) of the adjourned meeting will be announced at the meeting when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days or unless after the adjournment a new record date is fixed for the adjourned meeting.

What vote is required to approve each of the proposals?

Proposal 1 – Election of Directors. Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the five director nominees receiving the highest number of affirmative votes cast at the meeting will be elected to serve as directors until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers. The approval of the compensation of Verso’s named executive officers requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal.

It should be noted that Proposal 2 (advisory vote on compensation of named executive officers) and Proposal 3 (ratification of appointment of independent registered public accounting firm) are only advisory votes and are not binding on Verso. The board of directors will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by the stockholders.

How are votes counted at the meeting?

For Proposal 1 (election of directors), you may vote “FOR ALL” of the director nominees or “FOR ALL EXCEPT” one or more of the director nominees or you may “WITHHOLD” your vote for any or all director nominees. If you withhold your vote from any director nominee, your shares will not be counted in determining the outcome of the election for that nominee.

For Proposal 2 (advisory vote on compensation of named executive officers) and Proposal 3 (ratification of appointment of independent registered public accounting firm), you may vote “FOR,” “AGAINST” or “ABSTAIN.”

How may I vote my shares?

You may vote your shares either by proxy without attending the meeting or in person at the meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that we have a quorum in order to conduct business at the meeting. Returning your proxy card will not affect your right to revoke your proxy or to attend the meeting and vote in person.

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How do I vote my shares by proxy?

If you are a stockholder of record and want to vote your shares by proxy without attending the meeting, you may vote either on the internet, by telephone or by mail by following the instructions below, which also are printed on your proxy card:

•	Internet – If voting on the internet, please go to www.aalvote.com/VRS; have your proxy card available and your 11-digit control number ready when you access the website; and follow the prompts to vote your shares.

•	Telephone – If voting by telephone, please call toll-free 1-866-804-9616 using any touch-tone telephone; have your proxy card available and your 11-digit control number ready when you make the call; and follow the voting instructions to vote your shares.

•	Mail – If voting by mail, please mark, sign and date your proxy card, then detach it from the voting instructions, and return the proxy card in the included postage-prepaid envelope.

If you are a beneficial owner of shares held in street name, then your broker, bank or other nominee will provide you with information about how to provide it with voting instructions, so that it may vote your shares as you direct. You can provide voting instructions to your broker, bank or other nominee by properly completing, signing, dating and returning by mail the voting instruction form that it provides to you; or, if your broker, bank or other nominee offers telephone or internet voting options, you can provide your voting instructions by telephone or on the internet by following the voting instructions that your broker, bank or other nominee provides to you.

How do I vote my shares in person?

If you are a stockholder of record and attend the meeting, you may vote at the meeting by delivering your completed proxy card in person. In the alternative, you may vote at the meeting by completing and delivering a ballot in person. We will distribute ballots to stockholders of record who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name, you may vote at the meeting if you obtain and bring to the meeting a “legal proxy” from your broker, bank or other nominee that holds your shares giving you the right to vote the shares in person at the meeting.

What is the deadline for voting my shares if I do not attend the meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on September 23, 2018, in order for your shares to be voted at the meeting. If you are a stockholder of record, you also have the option of completing, signing, dating and returning your proxy card so that it is received by Verso before the polls close at the meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares, you should comply with the deadlines included in the voting instructions provided by the broker, bank or other nominee that holds your shares.

If I return my proxy card without specifying voting instructions on it, will my shares be voted?

If you are a stockholder of record and return your proxy card without indicating voting instructions on it, your shares will be voted in accordance with the recommendations of our board of directors. See “How does the board of directors recommend that I vote on these proposals?”

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee is required to vote your shares in accordance with your instructions. If you do not instruct your nominee how to vote your shares on Proposal 1 (election of directors) or Proposal 2 (advisory vote on compensation of named executive officers), then your nominee will not have the authority to vote on either proposal, because they are non-routine items on which your nominee may not vote without instructions from you. If you do not instruct your nominee how to vote your shares on Proposal 3 (ratification of appointment of independent registered public accounting firm), your nominee nonetheless will have the authority, but is not required, to vote your shares on the proposal,

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because it is a routine item on which your nominee may vote even without instructions from you. Your nominee should provide you with information on how to give it voting instructions concerning your shares.

What are broker non-votes and how do they affect voting?

A “broker non-vote” occurs when a broker, bank or other nominee that holds shares in street name for a beneficial owner exercises its discretion to vote the shares on a routine item at a meeting, but is not permitted to vote these shares on one or more non-routine items at the meeting as a result of not having received voting instructions on the non-routine item(s) from the beneficial owner. In such event, the shares will be voted on the routine item(s) in the manner directed by the nominee and will constitute broker non-votes on each of the non-routine items. Proposal 1 (election of directors) and Proposal 2 (advisory vote on compensation of named executive officers) are non-routine items. If you do not provide your nominee with voting instructions on Proposals 1 or 2 and the nominee exercises its discretion to vote your shares on Proposal 3 (ratification of independent registered public accounting firm), the nominee will not vote on Proposals 1 or 2, which will result in a broker non-vote on such proposals. Broker non-votes are not counted in determining the outcome of the vote on any non-routine proposal. Broker non-votes are counted only for the purpose of determining whether there is a quorum at the meeting.

How do I change my vote or revoke my proxy?

Your attendance at the meeting, by itself, will not revoke your proxy or change your vote. If you are a stockholder of record, you may revoke your proxy or change your vote at any time before the polls are closed at the meeting by taking any of the following actions: properly completing, signing, dating and returning another proxy card with a later date; voting in person at the meeting; or giving written notice of your revocation to our Secretary. You may also revoke a previously submitted proxy and change your vote by submitting a later dated proxy via telephone or Internet by the deadlines specified above under “What is the deadline for voting my shares if I do not attend the meeting?” If you are a beneficial owner of shares held in street name, you may revoke your proxy and change your vote only by submitting new voting instructions to the broker, bank or other nominee that holds your shares by the deadlines provided by such broker, bank or other nominee, or by obtaining a legal proxy from your nominee giving you the right to vote your shares in person at the meeting and attending and voting at such meeting.

Who will count the votes?

Verso has retained Alliance Advisors, LLC to tabulate and certify the stockholder votes.

Who pays for the proxy solicitation and how will Verso solicit votes?

Verso will pay all costs associated with the solicitation of proxies. We also will reimburse any costs incurred by brokers, banks and other nominees to forward proxy solicitation materials to beneficial owners. Proxies may be solicited by us on behalf of our board of directors in person or by mail, telephone, facsimile or e-mail. We have not retained any firm to assist with the solicitation of proxies.

Where can I find the results of the stockholder votes at the meeting?

We will disclose the results of the stockholder votes at the meeting in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the meeting. The report also will be available on Verso’s website at www.versoco.com on the “Investors” page. The information on our website is not a part of this Proxy Statement.

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PROPOSALS SUBMITTED FOR STOCKHOLDER APPROVAL

Proposal 1 – Election of Directors

Our board of directors currently consists of seven directors. Two members of our board of directors, Robert M. Amen and Jerome L. Goldman, previously notified the Board that they will not stand for re-election at the annual meeting and will no longer serve on our board of directors following the annual meeting. On July 14, 2018, the board of directors decreased the size of the board from seven directors to five directors, such decrease to become effective immediately prior to the annual meeting. The board of directors has nominated the following five persons – Alan J. Carr, Eugene I. Davis, B. Christopher DiSantis, Steven D. Scheiwe and Jay Shuster, each an incumbent director – for election as directors of Verso until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Their business backgrounds are described in the “Directors and Executive Officers – Directors” section of this Proxy Statement.

Each nominee has consented to serve on the board of directors if elected. The board of directors does not know of any reason why any nominee would be unable or unwilling for good cause to serve as a director if elected. However, if a nominee were to become unable for any reason or unwilling for good cause to serve as a director at the time of the meeting, the board of directors might designate a substitute nominee, in which case the persons named as proxies will exercise their discretionary authority to vote for the substitute nominee, or the board of directors may choose to reduce the size of the board of directors to remove the resulting vacancy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR ALL” THE DIRECTOR NOMINEES TO BE ELECTED.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers

We are conducting an advisory vote by our stockholders to approve the compensation of Verso’s named executive officers as described in this Proxy Statement. This advisory vote is being conducted in accordance with Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Rule 14a-21(a) thereunder.

This proposal is not intended to address any specific item of executive compensation, but rather the overall compensation of Verso’s named executive officers and our compensation philosophy, policies and practices. As described in detail in the “Executive Compensation” section of this Proxy Statement, our compensation programs are designed to attract, retain and motivate executives who can help us achieve superior operational and financial performance. We believe that the compensation that we provide our named executive officers – with its balance of short-term cash incentives based upon the achievement of annual performance objectives and equity-based incentives that vest both over time and based on company performance – motivates and rewards them for efforts that result in sustained performance by Verso that enhances our value to our stockholders.

Accordingly, you will be asked to vote on the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in the Proxy Statement, including the executive compensation tables and the accompanying narrative.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF VERSO’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

This vote is an advisory vote and thus it is not binding on, and it does not overrule any decision by, and it does not create or imply any additional duties for, Verso, our board of directors or the Compensation Committee. However, we value our stockholders’ opinions and input, and the Compensation Committee will carefully consider the outcome of the advisory vote when making future decisions regarding executive compensation.

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Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote on executive compensation will be held at the 2019 annual meeting of stockholders.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has appointed Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018. The board of directors is asking the stockholders to ratify the appointment of Deloitte & Touche LLP to serve in such capacity. Deloitte & Touche LLP is an independent registered public accounting firm and has audited our financial statements since 2006. Additional information about Deloitte & Touche LLP and its services for Verso is set forth in the “Audit and Non-Audit Services and Fees of Independent Registered Public Accounting Firm” section of this Proxy Statement.

Although it is not required to do so by law, regulations or our bylaws, the board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Verso and our stockholders.

We expect representatives of Deloitte & Touche LLP to be present at the meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VERSO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

Other Business at 2018 Annual Meeting of Stockholders

As of the date of this Proxy Statement, the board of directors knows of no business that will be presented at the 2018 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

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STOCKHOLDERS

Security Ownership of Management and Certain Beneficial Owners

The following table provides information about the beneficial ownership of Verso’s common stock as of August 13, 2018, by each of our directors and named executive officers, all of our directors and executive officers as a group, and each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock. As of August 13, 2018, there were 34,553,364 outstanding shares of our Class A common stock and no shares of Class B common stock outstanding. All of the previously outstanding Class B common stock has been converted into Class A common stock. Because there are no outstanding shares of or rights to acquire our Class B common stock, we do not provide any information on our shares of Class B common stock in the table or footnotes below.

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned (1)
Directors and Named Executive Officers:
B. Christopher DiSantis(2)	—	—%
Allen J. Campbell(2)	19,438	*
Peter H. Kesser(4)	—	*
Kenneth D. Sawyer(2)	3,082	*
Adam St. John(2)(3)	4,487	*
Michael A. Weinhold(2)	4,414	*
Robert M. Amen(2,5)	20,414	*
Alan J. Carr(2)	20,137	*
Eugene I. Davis(2)	20,137	*
Jerome L. Goldman(2)	20,137	*
Steven D. Scheiwe(2)	22,811	*
Jay Shuster(2)	20,137	*
All Directors and Executive Officers as a group (11 persons)	155,194	*
Other Stockholders:
Oaktree Capital Management, L.P.(6)	2,930,339	8.5
Donald Smith & Co., Inc.(7)	1,999,022	5.8
Integrated Core Strategies (US) LLC(8)	1,735,183	5.1

*	Less than 1% of the outstanding shares of our common stock.

(1)	“Beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. The number and percentage of shares of common stock beneficially owned by each person listed in the table is determined based on the shares of common stock that such person beneficially owned as of August 13, 2018, or that such person has the right to acquire within 60 days thereafter. The number of outstanding shares used as the denominator in calculating the percentage ownership of the outstanding shares of Class A common stock for each person is the sum of (a) 34,553,364 shares of Class A common stock, which is the number of shares of Class A common stock outstanding as of August 13, 2018, and (b) the number of shares of Class A common stock that such person has the right to acquire as of August 13, 2018, or within 60 days thereafter. The number of outstanding shares used as the denominator in calculating the combined voting power of the outstanding shares of common stock for each person is the sum of (a) 34,553,364 shares of Class A common stock, which is the number of shares of common stock outstanding as of August 13, 2018, and (b) the number of shares of Class A common stock that such person has the right to acquire as of August 13, 2018, or within

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60 days thereafter. Each person has sole voting and sole investment power over the shares of common stock that the person beneficially owns, unless otherwise indicated.

(2)	The address of each director and current named executive officer of Verso is c/o Verso Corporation, 8540 Gander Creek Drive, Miamisburg, Ohio 45342.

(3)	Includes 1,094 shares held directly by Mr. St. John’s spouse and over which Mr. St. John may be deemed to have voting and/or investment power.

(4)	Mr. Kesser retired as our Senior Vice President, General Counsel and Secretary on June 30, 2017. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Kesser with the SEC prior to June 30, 2017, adjusted to give effect to subsequent transactions through August 13, 2018 of which we are aware in connection with employment-related equity awards.

(5)	The number of shares of Class A common stock beneficially owned by Mr. Amen includes 277 shares of Class A common stock issuable upon the exercise of warrants.

(6)	In a Schedule 13G/A filed jointly by Oaktree Capital Management, L.P., Oaktree SC Reserve 2, LLC, Oaktree Fund GP IIA, LLC, Oaktree Fund GP II, L.P., Oaktree Capital II, L.P., Oaktree Value Opportunities Fund Holdings, L.P., Oaktree Value Opportunities Fund GP, L.P., Oaktree Value Opportunities Fund GP Ltd., Oaktree Opps X Reserve 6, LLC, Oaktree Fund GP, LLC, Oaktree Fund GP I, L.P., Oaktree Capital I, L.P., OCM Holdings I, LLC, Oaktree Holdings, LLC, Oaktree Holdings, Inc., Oaktree Capital Group, LLC and Oaktree Capital Group Holdings GP, LLC with the SEC on February 14, 2018, the reporting persons state that as of such date they beneficially owned and has sole voting power and sole dispositive power over all or part, as appropriate, of the reported shares of Class A common stock, including shares of Class A common stock issuable upon the exercise of warrants. The address of the reporting persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(7)	In a Schedule 13G filed by Donald Smith & Co., Inc. with the SEC on February 12, 2018, the reporting person states that as of such date it had sole voting power over 1,871,332 shares of Class A common stock and sole dispositive power over 1,999,022 shares of Class A common stock. The address of the reporting person is 152 West 57th Street, New York, New York 10019.

(8)	In a Schedule 13G filed jointly by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), Integrated Assets II LLC (“Integrated Assets II”), Integrated Assets, Ltd. (“Integrated Assets”), Millennium International Management LP (“Millennium International Management”), Millennium International Management GP LLC (“Millennium International Management GP”), Millennium Management LLC (“Millennium Management”), Millennium Group Management LLC (“Millennium Group Management”) and Israel A. Englander (“Mr. Englander”) with the SEC on March 28, 2018, the parties reported that Integrated Core Strategies was the beneficial owner of 1,229,443 shares of Class A common stock, that Integrated Assets II was the beneficial owner of 449,190 shares of Class A common stock and that Integrated Assets was the beneficial owner of 56,550 shares of Class A common stock. The filing also reports that Millennium International Management is the investment manager to Integrated Assets and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets. The filing also reports that Millennium Management is the general partner of Integrated Core Strategies and Integrated Assets II, and the general partner and 100% shareholder of Integrated Assets and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets II and Integrated Assets. The filing also reports that Millennium Group Management is the managing member of Millennium Management and the general partner of Millennium Internal Management and may be deemed to share voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets II and Integrated Assets. The filing also reports that Israel A. Englander controls the managing member of Millennium Group Management and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Integrated Assets II and Integrated Assets. However, the reporting parties state that the foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core

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Strategies, Integrated Assets II or Integrated Assets. The address for the reporting persons’ principal business office is 666 Fifth Avenue, New York, New York 10103.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the SEC’s rules thereunder requires that our directors and executive officers and the beneficial owners of more than 10% of Verso’s common stock file with the SEC initial reports of, and subsequent reports of changes in, their beneficial ownership of our common stock. Based solely on our review of such Section 16(a) reports and written representations that our directors and executive officers have furnished to us, we believe that all reporting persons complied with all applicable Section 16(a) filing requirements during 2017, except for one late Form 4 for Mr. St. John related to tax withholding obligations in connection with the vesting of stock units held by Mr. St. John’s spouse.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table and biographical descriptions provide information regarding our directors and executive officers as of the date of this Proxy Statement.

Name	Age	Position(s)
B. Christopher DiSantis	47	President, Chief Executive Officer and Director
Adam St. John	55	Senior Vice President of Manufacturing
Michael A. Weinhold	54	President of Graphic Papers
Allen J. Campbell	60	Senior Vice President and Chief Financial Officer
Kenneth D. Sawyer	63	Senior Vice President of Human Resources and Communications
Robert M. Amen*	69	Director
Alan J. Carr	48	Director and Co-Chairman of the Board
Eugene I. Davis	63	Director and Co-Chairman of the Board
Jerome L. Goldman*	68	Director
Steven D. Scheiwe	57	Director
Jay Shuster	63	Director

*	Messrs. Amen and Goldman previously notified the board of directors that they will not stand for re-election at the annual meeting and will no longer serve on our board of directors following the annual meeting.

Executive Officers

B. Christopher DiSantis

Mr. DiSantis has been our President and Chief Executive Officer and a director of Verso since February 2017. Additional information about Mr. DiSantis is set forth below in the “Directors” section of this Proxy Statement.

Adam St. John

Mr. St. John has been our Senior Vice President of Manufacturing since August 2016. He previously served in various operations management positions with Verso, most recently as Regional Vice President of Operations from 2015 to July 2016, Mill Manager of our Quinnesec mill in Michigan from 2011 to 2015, and Operations Manager of our Androscoggin mill in Maine from 2009 to 2011. Before joining Verso, Mr. St. John worked at Georgia-Pacific Corporation, a subsidiary of Koch Industries, Inc., in operations management roles at its mill in Old Town, Maine, from 1992 to 2006.

Michael A. Weinhold

Mr. Weinhold has been our President of Graphic Papers since February 2017. He previously served as our Senior Vice President of Sales, Marketing and Product Development from 2011 to January 2017 and our Senior Vice President of Sales and Marketing from 2006 to 2011. Before joining Verso, Mr. Weinhold worked at International Paper Company from 2000 to 2006, where he held sales, marketing and management positions in the Coated and Supercalendered Papers Division, including Business Manager from 2004 to 2006, Business Manager of Sales and Marketing from 2003 to 2004, and Director of Marketing and Product Development from 2001 to 2003. Mr. Weinhold worked at Champion International Corporation in sales and marketing positions from 1994 until it was acquired by International Paper Company in 2000.

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Allen J. Campbell

Mr. Campbell has been our Senior Vice President and Chief Financial Officer since 2015. Before joining Verso, he worked at Cooper-Standard Holdings Inc., the parent company of Cooper-Standard Automotive Inc., a leading global supplier of systems and components for the automotive industry, from 1998 to 2015. At Cooper Standard, Mr. Campbell held accounting, finance and management positions, including Executive Vice President and Chief Infrastructure Officer in 2015 and Executive Vice President and Chief Financial Officer from 2005 to 2015. He worked at The Dow Chemical Company in accounting and finance positions from 1980 to 1998.

Kenneth D. Sawyer

Mr. Sawyer has been our Senior Vice President of Human Resources and Communications since 2015. He previously served as our Vice President of Human Resources from 2011 to 2015. Before joining Verso, Mr. Sawyer worked at AbitibiBowater, Inc. (now named Resolute Forest Products Inc.), a producer of pulp, paper and wood products, from 2007 to 2010, where he was Director of Human Resources for United States operations from 2009 to 2010 and Director of Human Resources for the Commercial Printing Papers Division in the United States, Canada and South Korea from 2007 to 2009. Mr. Sawyer worked at Bowater Incorporated, a manufacturer of pulp, paper and wood products, from 1999 to 2007, where he was Director of Process Improvement and Organization Effectiveness from 2006 to 2007 and Director of Human Resources of the Coated Papers Division from 1999 to 2006. Mr. Sawyer was Vice President of Human Resources of Dorsey Trailers, Inc., a transportation equipment manufacturer, from 1993 to 1999.

Directors

We believe that Verso’s board of directors should consist of persons having a range of knowledge, experience, skills and diversity that enables them to provide sound oversight and guidance with respect to our business and operations. We provide below information with respect to each of our directors standing for re-election at the annual meeting and who have been nominated for election by our board of directors to serve until our 2019 annual meeting of stockholders and until their respective successors are elected and qualified. As discussed below, each of our directors has an established record of professional accomplishment and possesses the kinds of knowledge, experience and skills that the board of directors considers important attributes for service as a Verso director. In addition, each director has the following key personal attributes that we believe are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; and diversity of background, experience and thought.

The composition of Verso’s board of directors is important to us for a number of reasons. Our independent directors contribute outside points of view that we value for providing multiple perspectives to the board of directors’ oversight and direction and for facilitating objectivity in the board’s decision-making process. Additionally, Mr. Shuster has substantial business experience in the paper products industry and is particularly attuned to the strategic and operational factors that affect Verso’s business. Mr. DiSantis, as our President and Chief Executive Officer, brings to the board of directors his knowledge of the condition of our industry as well as Verso’s strategic plans, operating performance and financial condition.

Alan J. Carr

Mr. Carr has been a director of Verso since July 2016 and our Co-Chairman since October 2017. He is the Chief Executive Officer of Drivetrain, LLC, a fiduciary services firm that he founded in 2013 and which supports the investment community in legally- and process-intensive investments as a representative, director or trustee. Mr. Carr was a Managing Director of Strategic Value Partners LLC, an investment manager for hedge and private equity funds, from 2003 to 2013, where he led financial restructurings for companies in North America and Europe. Mr. Carr was a corporate restructuring attorney with Skadden, Arps, Slate, Meagher & Flom LLP from 1997 to 2003. He is a director of the following public companies: Midstates Petroleum Company, Inc., an oil and gas exploration and production company; Tidewater Inc., an offshore vessel owner and manager; and TEAC Corporation, an electronics

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manufacturing company. During the past five years, Mr. Carr has served as a director of the following public or formerly public companies: Atlas Iron Limited (which is subject to an off-market takeover bid expected to be completed on or about August 31, 2018, following which Mr. Carr will no longer be a director); Brookfield DTLA Fund Office Trust Investor Inc.; and Tanker Investments Ltd. In addition, he is and has been a director of several private companies in various industries, including Navig8 Chemical Tankers Inc. (until the earlier of its next annual general meeting and December 31, 2018).

With his significant experience in representing companies and investors in complex financial situations, Mr. Carr has gained substantial knowledge about strategic and financial matters which can inform his contributions as a Verso director. In addition, Mr. Carr’s service as a director of several public and private companies in diverse industries provides him with a range of experiences on which he can draw in serving as a Verso director and increases his knowledge of effective corporate governance.

Eugene I. Davis

Mr. Davis has been a director of Verso since July 2016 and our Co-Chairman since October 2017. He is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, chairman or committee chairman of a number of businesses operating in diverse sectors. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997. Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998.

Mr. Davis is a director of the following public companies: Seadrill Limited; and VICI Properties Inc. During the past five years, Mr. Davis has been a director of the following public or formerly public companies: ALST Casino Holdco, LLC; Atlas Air Worldwide Holdings, Inc.; Atlas Iron Limited (which is subject to an off-market takeover bid expected to be completed on or about August 31, 2018, following which Mr. Davis will no longer be a director); The Cash Store Financial Services, Inc.; Dex One Corp.; Genco Shipping & Trading Limited, Global Power Equipment Group, Inc.; Goodrich Petroleum Corp.; Great Elm Capital Corp.; GSI Group, Inc.; Hercules Offshore, Inc.; HRG Group, Inc.; Knology, Inc.; SeraCare Life Sciences, Inc.; Spansion, Inc.; Spectrum Brands Holdings, Inc.; Titan Energy LLC (which filed a Form 15 on June 6, 2018 that will become effective on or before September 6, 2018); Trump Entertainment Resorts, Inc.; U.S. Concrete, Inc.; and WMIH Corp. In addition, Mr. Davis is and has been a director of several private companies in various industries.

As a result of his professional experiences, Mr. Davis possesses significant knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices which enhances his effectiveness in providing oversight and direction as a Verso director. In addition, Mr. Davis’ service as a director of numerous public and private companies in various industries provides him with a range of experiences on which he can draw in serving as a Verso director and augments his knowledge of effective corporate governance.

B. Christopher DiSantis

Mr. DiSantis has been the President and Chief Executive Officer and a director of Verso since February 2017. Before joining Verso, he was the Chief Executive Officer of H-D Advanced Manufacturing Company, a diversified manufacturer of motion control products, from 2012 to January 2017. Mr. DiSantis was the Chief Executive Officer of Latrobe Specialty Metals, Inc., a worldwide supplier of premium alloys, from 2011 to 2012. He worked at Hawk Corporation, a global designer and manufacturer of friction technology solutions, from 2000 to 2010 in various management positions, including President and Chief Operating Officer from 2006 to 2010. Within the past five years, Mr. DiSantis has served as a director and Chairman of the Board of Hardinge Inc. In addition, Mr. DiSantis is and has been a director of private companies in a variety of industries.

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From his experiences as a leader of manufacturing businesses, Mr. DiSantis has obtained a wealth of knowledge about the complex business challenges and opportunities that face Verso and on which he can draw in serving as a Verso director. In addition, as our President and Chief Executive Officer, Mr. DiSantis is uniquely positioned as a director to contribute his in-depth knowledge of Verso’s industry, operations, financial condition, organization and other matters relating to our business during the course of discussions and decision-making by our board of directors. Finally, Mr. DiSantis’ service as a director of other companies in diverse industries provides him with a range of experiences on which he can draw in serving as a Verso director and enhances his knowledge of effective corporate governance.

Steven D. Scheiwe

Mr. Scheiwe has been a director of Verso since October 2016. He has been the President of Ontrac Advisors, Inc., a consultancy providing business analysis and management services to private equity firms, companies and funds managing distressed debt issues, since 2001. Mr. Scheiwe worked at Teletrac, Inc., a wireless location and telecommunications services provider, from 1995 to 2001 in management and legal positions, including Chief Executive Officer from 1999 to 2001 and General Counsel and Secretary from 1995 to 1999. He was the General Counsel and Secretary of Premier Page, Inc., a paging services provider, from 1988 to 1995. Mr. Scheiwe is a director of the following public company: WMIH Corp., a reinsurer of mortgage insurance policies in runoff mode. During the past five years, he has served as a director of the following public or formerly public companies: FiberTower Corporation; and Hancock Fabrics, Inc. In addition, Mr. Scheiwe is and has been a director of several private companies in various industries.

Mr. Scheiwe, by virtue of his professional experiences, has gained substantial knowledge of business planning and execution, mergers and acquisitions, finance and other aspects of managing a business enterprise which contributes to his effectiveness in providing oversight and guidance as a Verso director. In addition, Mr. Scheiwe’s service as a director of several public and private companies across a wide spectrum of industries provides him with diverse experiences on which he can draw in serving as a Verso director and increases his knowledge of effective corporate governance.

Jay Shuster

Mr. Shuster has been a director of Verso since July 2016. He has been the Managing Member of Shuster Group, LLC, a privately held business consulting firm, since 2011, through which he has continued a consulting practice begun in 2000 in which he has advised industrial and consumer products companies on strategic and operational planning, mergers and acquisitions, turnaround management, financial performance, management evaluation and other business needs. Mr. Shuster worked at Rock-Tenn Company, a paperboard and specialty packaging manufacturer, from 1979 to 2000 in management, finance and accounting positions, including President and Chief Operating Officer from 1996 to 2000, Executive Vice President and Chief Operating Officer from 1991 to 1995, Executive Vice President and General Manager of the Consumer Packaging Group from 1989 to 1991, Executive Vice President and General Manager of the Folding Carton Division from 1987 to 1989, Chief Financial Officer from 1981 to 1986, and Treasurer from 1981 to 1984. He began his career in 1975 as a certified public accountant with Arthur Andersen & Company. In addition, Mr. Shuster has been a director of several private (and, formerly, public) companies in various industries.

Mr. Shuster’s lengthy career with Rock-Tenn Company provides him with an in-depth understanding of the paper industry and business which enhances his service as a Verso director. Mr. Shuster’s substantial operational and financial management experience in the paper products industry affords him insights into the complex challenges and opportunities faced by Verso on which he can draw in providing oversight and guidance to our management. In addition, Mr. Shuster’s service as a director of several companies in various industries provides him with broad experiences on which he can draw in serving as a Verso director and increases his knowledge of effective corporate governance.

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Other Matters Concerning Executive Officers and Directors

On January 26, 2016, Verso and substantially all of our direct and indirect subsidiaries (“Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). The chapter 11 cases (“Chapter 11 Cases”) were consolidated for procedural purposes only and administered jointly under the caption “In re: Verso Corporation, et al., Case No. 16-10163.” On June 23, 2016, the Bankruptcy Court entered an order confirming the Debtors’ First Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of June 20, 2016 (“Plan”). On July 15, 2016, the Plan became effective pursuant to its terms and the Debtors emerged from their Chapter 11 reorganization.

All of our executive officers, other than Messrs. DiSantis and St. John, were executive officers of Verso before and during the Chapter 11 Cases. Mr. St. John was serving as our Regional Vice President of Operations during the Chapter 11 Cases, but he did not become an executive officer of Verso until he was elected our Senior Vice President of Manufacturing in August 2016. No director served in such capacity or as an executive officer of Verso prior to our emergence from Chapter 11 reorganization.

In addition, Mr. Campbell was serving as Chief Financial Officer of Cooper-Standard Holdings, Inc. when it voluntarily filed for protection under Chapter 11 of Title 11 of the Bankruptcy Code on August 3, 2009.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Structure

Verso’s board of directors currently consists of seven directors. Two members of our board of directors, Robert M. Amen and Jerome L. Goldman, previously notified the Board that they will not stand for re-election at the annual meeting and will no longer serve on our board of directors following the annual meeting. The board of directors has decreased the size of the board of directors from seven directors to five directors, such decrease to become effective immediately prior to the annual meeting.

Each director serves for a one-year term and until the election and qualification of his successor, subject to such director’s earlier death, resignation or removal.

Leadership Structure

The current leadership structure of our board of directors consists of two Co-Chairmen of the Board, Alan J. Carr and Eugene I. Davis, both of whom are independent directors. Our Chief Executive Officer is B. Christopher DiSantis, who also serves as a director and our President. The role of our Co-Chairmen of the Board is to lead and oversee the board of directors, including ensuring that the board of directors functions effectively and fulfills its responsibilities to Verso and our stockholders. The Co-Chairmen of the Board preside at meetings of the board of directors. The role of our Chief Executive Officer is to lead and manage Verso and serve as our primary liaison with the board of directors.

Verso does not have any policy that requires the roles of Chairman of the Board and Chief Executive Officer to be filled by separate individuals, nor do we have any policy that requires the Chairman of the Board to be selected from a particular group of directors such as non-employee directors or independent directors. The board of directors has the prerogative to adopt such a policy, but has not found it necessary to do so. Instead, the board of directors has the flexibility to determine who should serve as the Chairman of the Board, and whether the Chairman of the Board and the Chief Executive Officer should be separate individuals, in each case based on Verso’s needs from time to time. The board of directors makes its determination based on the criteria and considerations that it deems appropriate to provide suitable leadership for the board of directors and Verso.

Verso believes that our current leadership structure, in which the roles of Co-Chairmen of the Board and Chief Executive Officer are separated, is appropriate for us at this time. This structure enhances the board of directors’ oversight of management, because our Co-Chairmen of the Board are more likely to question management actions. The separation of roles also permits the Co-Chairmen of the Board to participate in non-management executive sessions of the board of directors. Finally, this structure allows the Chief Executive Officer to focus his efforts on the job of leading and managing Verso on a daily basis.

Director Independence

The New York Stock Exchange (“NYSE”) requires that a listed company have a majority of independent directors as well as an audit committee, a compensation committee, and a corporate governance and nominating committee composed entirely of independent directors. Our board of directors has affirmatively determined that six of our current seven directors – Robert M. Amen, Alan J. Carr, Eugene I. Davis, Jerome L. Goldman, Steven D. Scheiwe or Jay Shuster – are independent under the NYSE’s listing standards. In making this determination, our board of directors has affirmatively determined that each of these directors meets the objective criteria for independence set forth by the NYSE and that none of them has any relationship, direct or indirect, to us other than as stockholders or through their service as our directors. We have one director who is not independent: B. Christopher DiSantis, our President and Chief Executive Officer.

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Committees of the Board of Directors

Committee Overview

Verso’s board of directors has five standing committees – the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Finance and Planning Committee, and the Strategic Alternatives Committee – each of which operates under a written charter adopted by our board of directors, which is available on Verso’s website at www.versoco.com on the “Our Company – Board of Directors” page.

The following table summarizes the composition of the standing committees of the board of directors.

Director	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance and Planning Committee	Strategic Alternatives Committee
Robert M. Amen(1)	•		•	(2)	•
Alan J. Carr	•		(2)	•		•
Eugene I. Davis	•		•	•	(2)	(2)
B. Christopher DiSantis
Jerome L. Goldman(1)	•	(2)		•
Steven D. Scheiwe	•	•		•		•
Jay Shuster	•	•		•	•

(1)	Messrs. Amen and Goldman, current members of the board of directors, are not standing for re-election at the annual meeting. On or prior to the date of the annual meeting, the board of directors will elect the members and chairpersons of the Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee.

(2)	The indicated person serves as the chairperson of the committee.

Audit Committee

The Audit Committee currently consists of three directors – Messrs. Goldman, Scheiwe and Shuster – appointed by the board of directors. The purposes of the Audit Committee are to assist Verso’s board of directors in fulfilling its responsibilities regarding –

•	the integrity of Verso’s financial statements and other financial information provided to our stockholders and other relevant parties;

•	Verso’s system of internal control;

•	the performance of our internal accounting and financial controls and the function of the internal audit department;

•	the independent accountants’ qualifications, independence and performance; and

•	Verso’s process for monitoring compliance with applicable legal and regulatory requirements, including accounting, financial reporting and public disclosure requirements.

The board of directors has determined that each director serving on the Audit Committee is independent under the applicable rules of the NYSE and Exchange Act, satisfies the NYSE’s requirements of being financially literate and possessing accounting or related financial management expertise, and qualifies as an “audit committee financial expert” under the SEC’s rules.

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Compensation Committee

The Compensation Committee currently consists of three directors – Messrs. Carr, Amen and Davis – appointed by the board of directors. The purposes of the Compensation Committee are to assist Verso’s board of directors in fulfilling its responsibilities regarding –

•	review and approval of Verso’s compensation philosophy and objectives for our executive officers;

•	review and approval of the performance goals and objectives relevant to the compensation of Verso’s executive officers;

•	review and approval of the compensation of our executive officers; and

•	acting as administrator as may be required by Verso’s incentive compensation and equity-related plans in which our executive officers may be participants.

The board of directors has determined that each director serving on the Compensation Committee is independent under the applicable rules of the NYSE, qualifies as a “non-employee director” as defined in SEC’s rules, and qualifies as an “outside director” as contemplated in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

In determining the compensation of our executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the Compensation Committee is solely responsible for making final decisions on the compensation of our executive officers.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with applicable laws and regulations, the certificate of incorporation, and the bylaws. The Compensation Committee has not delegated and has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee.

In 2017, the Compensation Committee retained Lyons, Benenson & Company Inc. (“Lyons Benenson”) as its independent compensation consultant. In retaining Lyons Benenson, the Compensation Committee, after considering the factors prescribed by the SEC for purposes of assessing the independence of compensation advisors, determined that no conflicts of interest exist between us and Lyons Benenson or any individuals working on our account on Lyons Benenson’s behalf. Lyons Benenson reviewed our executive compensation policies, programs and practices so that it could advise the Compensation Committee on the design of our 2017 executive compensation program.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of six directors – Messrs. Amen, Carr, Davis, Goldman, Scheiwe and Shuster – appointed by the board of directors. The purposes of the Corporate Governance and Nominating Committee are to assist Verso’s board of directors in fulfilling its responsibilities regarding –

•	identification of qualified candidates to become directors of Verso, consistent with criteria approved by the board of directors;

•	selection of nominees for election as directors at meetings of our stockholders at which directors are to be elected;

•	selection of candidates to fill vacancies and newly created directorships on the board of directors;

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•	identification of best practices and recommendation of corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	development and recommendation to the board of directors of guidelines setting forth corporate governance principles applicable to Verso; and

•	oversight of the evaluation of the board of directors and management.

The board of directors has determined that each director serving on the Corporate Governance and Nominating Committee is independent under the NYSE’s rules.

Finance and Planning Committee

The Finance and Planning Committee currently consists of three directors – Messrs. Davis, Amen and Shuster – appointed by the board of directors. The purposes of the Finance and Planning Committee are to assist Verso’s board of directors in fulfilling its responsibilities regarding –

•	oversight of Verso’s finances, including review of the our financial status, capital structure and dividends;

•	Verso’s strategic planning, including review of our capital investment policies, acquisitions and key investment decisions; and

•	review, approval and authorization of certain of Verso’s financing decisions and strategic transactions.

The board of directors has determined that each director serving on the Finance and Planning Committee is independent under the NYSE’s rules.

Strategic Alternatives Committee

The Strategic Alternatives Committee was formed in September 2017 and consists of three directors – Messrs. Carr, Davis and Scheiwe – appointed by the board of directors. The responsibilities of the Strategic Alternatives Committee are to review, evaluate, identify and provide direction to the board of directors concerning acquisitions, investments, joint ventures, equity sales, asset sales or divestitures, or “Strategic Transaction Alternatives,” that are or may be available to Verso. Specifically, the Strategic Alternatives Committee, among other things –

•	reviews and provides guidance to management and the board of directors with respect to Verso’s approach to Strategic Transaction Alternatives;

•	reviews, identifies and evaluates opportunities related to Strategic Transaction Alternatives;

•	reviews Strategic Transaction Alternatives candidates with management, when and as appropriate; and

•	makes recommendations to the board of directors regarding Strategic Transaction Alternatives.

The board of directors has determined that each director serving on the Strategic Alternatives Committee is independent under the NYSE’s rules.

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Nomination and Evaluation of Director Candidates

Verso’s board of directors will consider nominating all potential candidates for election as directors who are recommended by our stockholders or board of directors, provided that the recommendation complies with the relevant requirements of our bylaws. All recommendations of candidates for director must be made in accordance with the provisions of Article II, Section 2.14 of Verso’s bylaws, which sets forth requirements concerning the information to be provided about the candidate and the timing for the submission of the recommendation. Any stockholder who desires to recommend a candidate for nomination as a director should send the nomination to the Corporate Governance and Nominating Committee, c/o Secretary, Verso Corporation, 8540 Gander Creek Drive, Miamisburg, Ohio 45342.

The Corporate Governance and Nominating Committee screens every potential director candidate in the same manner, regardless of the source of his or her recommendation. Each director candidate must possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. In further evaluating the suitability of director candidates (both new candidates and current directors), the Corporate Governance and Nominating Committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, electing) such candidates, takes into account many factors, including the candidate’s –

•	business judgment and ability to make independent analytical inquiries;

•	understanding of manufacturing, sales, marketing, product development, finance and other elements relevant to Verso’s success in a competitive business environment;

•	professional background, including experience as a director of a public company and as an officer or former officer of a public company;

•	experience in our industry and with relevant social policy concerns;

•	understanding of our business on a technical level; and

•	educational background, including academic expertise in an area of our operations.

The Corporate Governance and Nominating Committee and the board of directors also evaluate each director candidate in the context of the board of directors as a whole, with the objective of assembling a group of directors who can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee and the board of directors also consider the director’s past attendance at board and committee meetings, the director’s participation in and contributions to the activities of the board of directors, and the results of the most recent board of directors self-evaluation. Notwithstanding the foregoing criteria, if Verso is legally required, by contract or otherwise, to permit a party to designate one or more directors to be elected or appointed to our board of directors (e.g., pursuant to rights contained in a certificate of designation of a class of preferred stock), then the nomination or appointment of such directors will be governed by those requirements.

Verso does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the board of directors, but the Corporate Governance and Nominating Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Corporate Governance and Nominating Committee considers diversity in the broadest context, including the familiar diversity concepts of race, national origin, gender etc., as well as diversity of professional experience, employment history, and experience on other boards of directors and as management of other companies.

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Director Attendance at Board of Directors and Committee Meetings

The board of directors and the Audit Committee hold meetings on at least a quarterly basis, and the Compensation Committee, the Corporate Governance and Nominating Committee, the Finance and Planning Committee and the Strategic Alternatives Committee hold meetings as necessary or appropriate. At times, the board of directors and its committees also act by written consent in lieu of formal meetings. In 2017, the board of directors met 11 times and acted by written consent 9 times; the Audit Committee met 4 times and acted by written consent 2 times; the Compensation Committee met informally numerous times, but held no formal meetings, and acted by written consent 6 times; the Corporate Governance and Nominating Committee held no formal meetings but acted by written consent 3 times; the Finance and Planning Committee did not meet or act by written consent; and the Strategic Alternatives Committee met 9 times and did not act by written consent. In 2017, each incumbent director attended all meetings of the board of directors and the committees on which he served that were held during the periods that he served.

The NYSE’s listing standards require that our non-management directors meet regularly in executive session without management present. Verso’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management directors or management present at least two times per year. In 2017, our non-management directors held 7 executive sessions. The presiding director at the executive sessions is one of the Co-Chairmen of the Board or, in their absence, a director selected by a majority vote of the non-management directors present. Executive sessions are of no fixed duration, and our non-management directors are encouraged to raise and discuss any issues of concern.

Director Attendance at Stockholders Meetings

Verso’s policy is that our directors are invited and encouraged to attend our annual stockholders meetings. All of our then-current directors attended our 2017 annual meeting of stockholders.

Communications with Directors

Stockholders and any other interested party wishing to communicate with our board of directors, our non-management directors, or a specific director may do so by delivering the written communication in person or mailing it to the Board of Directors, c/o Secretary, Verso Corporation, 8540 Gander Creek Drive, Miamisburg, Ohio 45342. Communications will be distributed to specific directors as directed in the communication. If addressed generally to the board of directors, communications may be distributed to specific members of the board of directors as appropriate, depending on the topic of the communication. For example, if a communication relates to accounting, internal controls or auditing matters, unless otherwise specified, the communication will be forwarded to the chairperson of the Audit Committee. From time to time, the board of directors may change the process by which stockholders and others may communicate with the board of directors or its members. Please refer to Verso’s website for any change in this process.

Corporate Governance General

In furtherance of Verso’s board of directors’ goals of providing effective governance of our business and affairs for the long-term benefit of our stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, our board of directors has adopted the following corporate governance measures:

•	Corporate Governance Guidelines

•	Code of Conduct

•	Whistleblower Policy

Each of these documents is available, free of charge, in print to any stockholder who requests it. In addition, the Corporate Governance Guidelines, Code of Conduct and Whistleblower Policy are posted on Verso’s

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website at www.versoco.com on the “Our Company – Corporate Governance” page. The information on our website is not a part of this Proxy Statement.

Corporate Governance Guidelines

The Corporate Governance Guidelines set forth the framework within which Verso’s board of directors conducts its business. The Corporate Governance Guidelines are intended to assist our board of directors in the exercise of its responsibilities and to serve the interests of Verso and our stockholders. The Corporate Governance Guidelines set forth guiding principles on matters such as –

•	size of the board of directors;

•	director independence;

•	executive sessions of non-management directors;

•	director qualifications, and the selection of new directors;

•	matters potentially affecting directors’ service on our board of directors, such as serving as directors or audit committee members of other public companies, the impact on directors of changes in their employment, the absence of term limits, and the retirement age for directors;

•	director responsibilities;

•	director compensation;

•	director stock ownership;

•	director access to executive management and independent advisors;

•	meetings of the board of directors and its committees, including matters such as meeting frequency and attendance;

•	committees of the board of directors, including the qualifications of members of the Audit Committee;

•	board of directors participation in the development of management leadership; and

•	communications to the board of directors.

Code of Conduct

The Code of Conduct is a code of ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct addresses topics such as –

•	ethical business conduct;

•	compliance with legal requirements;

•	confidentiality of our business information;

•	use of our property;

•	avoidance of conflicts of interest;

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•	conduct of our accounting operations, preparation of financial reports, and making of public disclosures; and

•	reporting of any violation of law or the Code of Conduct, unethical behavior, improper or questionable accounting or auditing, or inaccuracy in our financial reports or other public disclosures.

Verso employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Any such report may be made anonymously. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be made available through our website.

Whistleblower Policy

The Whistleblower Policy governs the receipt, retention and treatment of complaints received by Verso regarding accounting, internal controls, auditing matters and questionable financial practices. The Whistleblower Policy is designed to protect the confidential, anonymous submission by our employees of any concerns that they may have regarding questionable accounting or auditing matters. The Whistleblower Policy permits the reporting of those concerns by various means, including email, letter, telephone or a confidential hotline managed by an independent third-party vendor. Complaints will be reviewed under the Audit Committee’s direction, with oversight by our Vice President - Legal and Corporate Affairs, Senior Director Internal Audit and Compliance, or such other persons as the Audit Committee or the Vice President - Legal and Corporate Affairs determines to be appropriate.

Policy Relating to Related-Person Transactions

Verso’s policy, as set forth in the Audit Committee’s charter, is that all transactions with related persons, as contemplated in Item 404(a) of the SEC’s Regulation S-K, and regardless of the dollar amount of the transaction, are subject to review and approval by the Audit Committee. Since January 1, 2017, no transaction between Verso and any related person has been reviewed or approved.

Transactions with Related Persons

Transactions with Apollo Affiliates

In 2016, Verso transacted business from time to time with certain affiliates of Apollo Global Management, LLC (“Apollo”), an affiliate of which, Verso Paper Management LP, was our largest stockholder until we emerged from our Chapter 11 reorganization on July 15, 2016. Our product sales to Apollo affiliates were approximately $15 million from January 1 through July 14, 2016, and our related accounts receivable were approximately $3 million as of July 14, 2016. Our product purchases from Apollo affiliates were negligible during this timeframe.

Apollo ceased to be an affiliate of Verso at the time of our emergence on July 15, 2016.

Registration Rights

In 2016, when Verso emerged from our Chapter 11 reorganization, several of our significant debtholders became holders of our common stock upon operation of the Plan. At that time, Verso entered into a registration rights agreement with two groups of these stockholders – Oaktree FF Investment Fund Class F Holdings, L.P., and certain of its affiliates and Monarch Alternative Solutions Master Fund Ltd. and certain of its affiliates (collectively, the “Holders”) – each of which then beneficially owned 7% or more of the outstanding shares of Class A common stock (on a fully diluted basis). The agreement provided the Holders with certain demand registration, shelf registration and piggyback registration rights. The agreement, however, would only become effective with respect to a Holder if such Holder acquired additional shares of Class A common stock on or before October 13, 2016 (90 days after the emergence date), such that the Holder beneficially owned 10% or more of the outstanding shares of Class A common stock (on a fully diluted basis). None of the Holders acquired additional shares of Class A common stock during this timeframe such that any one of them beneficially owned 10% or more of the outstanding shares

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of Class A common stock (on a fully diluted basis). As a result, the agreement terminated pursuant to its terms on October 13, 2016.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our current directors and executive officers. The agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. We may enter into indemnification agreements with future directors and executive officers.

Board of Directors’ Oversight Role in Enterprise Risk Management

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Verso’s board of directors believes that an effective enterprise risk management system will timely identify the material risks that we face, communicate necessary information with respect to material risks to our senior executives and, as appropriate, to the board of directors or its relevant committee, implement appropriate and responsive risk management strategies, and integrate risk management into our decision-making.

Verso’s management has primary responsibility for enterprise risk management, including monitoring, identifying and addressing the risks facing us and bringing such risks that may be material to the attention of our board of directors or its appropriate committee. The board of directors also encourages management to promote a corporate culture that incorporates enterprise risk management into our corporate strategy and operations.

Our board of directors is generally responsible for the oversight of enterprise risk management. It has full access to our management so that it can maintain open and regular communication that allows it to perform its oversight function and that facilitates identifying, analyzing and addressing risks. The board of directors and its committees also serve a risk-control function by providing, through oversight of our management, checks and balances on our management’s decisions and actions.

Each committee of our board of directors has a high-level monitoring role with regard to risks associated with the matters that such committee oversees pursuant to its charter. As appropriate, a committee may identify specific risks to examine in detail, so that it may better evaluate and address those risks. Illustrating this notion:

•	The Audit Committee is charged with responsibility for specific areas of risk under its charter, including the integrity of Verso’s financial statements, our system of internal controls, the performance of our internal audit department, the independence of our independent accountants, and our process for complying with financial, legal and regulatory requirements.

•	The Compensation Committee monitors risks associated with Verso’s compensation philosophy, objectives, plans, agreements and other arrangements. The Compensation Committee’s role with regard to risk management in these areas is not specifically delineated in its charter or any policy. Rather, the Compensation Committee is attuned to the risks inherent in compensation matters, especially financial incentives, and it considers these risks (including whether incentives encourage excessive risk-taking) as it deems appropriate in making decisions concerning compensation matters.

•	The Corporate Governance and Nominating Committee has responsibility for several areas that entail potential risk to Verso, including corporate governance, oversight of the board of directors and its effective functioning, and director qualifications. In performing its duties in these areas, the Corporate Governance and Nominating Committee addresses the potential risks that would be associated with poor corporate governance, ineffective board functioning, or unqualified directors.

•	The Finance and Planning Committee focuses its attention on multiple areas in which there is risk to Verso. Such risks are inherent in many aspects of Verso’s existence and functioning, including our

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business objectives, strategy and planning, capital structure, financial condition, borrowing arrangements, dividend policy, derivatives practices, capital spending, and investments. The Finance and Planning Committee considers and addresses these risks as it discharges its duties and responsibilities and makes recommendations to the board of directors.

•	The Strategic Alternatives Committee is responsible for monitoring the various risks associated with potential strategic transactions, which includes assessing and taking actions necessary to manage the risks incurred in connection with the long-term strategic direction of Verso’s business.

Each committee of the board of directors has the discretion and flexibility, within the guidelines specified in its charter, to determine the best means to carry out its oversight responsibilities concerning risk. If a committee determines it to be appropriate, the committee, or a representative designated by the committee, will discuss risk-related issues with our management, other internal personnel and third parties, and, if needed, will engage experts and consultants to assist with any review, analysis or investigation related to a particular area of risk. If a committee determines that it is appropriate to review and evaluate an identified risk, the committee will report its findings and recommendations to the board of directors. The board of directors ultimately is responsible for the adoption of any such recommendations.

The role that our board of directors and its committees plays in risk oversight does not have an impact on the leadership structure of our board of directors. However, we believe that having different individuals serve as our Co-Chairmen of the Board and our Chief Executive Officer facilitates risk oversight by providing the board of directors with leadership that is independent from management.

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AUDIT COMMITTEE REPORT

Management is responsible for Verso’s internal controls and financial reporting process, including our internal control over financial reporting, and for preparing our consolidated financial statements. Deloitte & Touche LLP, an independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America in all material respects. In this context, the responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the independent audit of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2017. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, issued by the PCAOB.

The Audit Committee received the written communication from Deloitte & Touche LLP required by the PCAOB regarding all relationships between them and us that, in their judgment, reasonably may be thought to bear on independence and to discuss their independence with the Audit Committee. The Audit Committee discussed with Deloitte & Touche LLP its independence and considered in advance whether the provision of any non-audit services by Deloitte & Touche LLP is compatible with maintaining its independence. The Audit Committee also received and reviewed a report by Deloitte & Touche LLP outlining communications required by NYSE listing standards (1) reviewing the firm’s internal quality control procedures; (2) describing any material issue raised by (a) the most recent internal quality control review of the firm, (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (3) assessing Deloitte & Touche LLP’s independence, including all relationships between Deloitte & Touche LLP and Verso.

Based on the reviews and discussions of the Audit Committee described above, and in reliance on the unqualified opinion of Deloitte & Touche LLP dated March 8, 2018, regarding our audited consolidated financial statements as of and for the year ended December 31, 2017, and subject to the limitations on the responsibilities of the Audit Committee noted above and in the Audit Committee’s charter, the Audit Committee recommended to the board of directors, and the board of directors approved, that such audited and consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017, that was filed with the SEC.

The foregoing report is provided by the members of the Audit Committee of the board of directors.

Jerome L. Goldman (Chair)
Steven D. Scheiwe
Jay Shuster

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AUDIT AND NON-AUDIT SERVICES AND FEES OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Audit Committee’s charter, to help ensure the independence of Verso’s independent registered public accounting firm, all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for us by our independent registered public accounting firm must be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to a subcommittee of its members the authority to grant the required approvals, provided that any exercise of such authority by the subcommittee is presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved and retained Deloitte & Touche LLP to audit our consolidated financial statements for 2018 and provide other audit, audit-related and tax services in 2018. The Audit Committee reviewed and pre-approved all services provided by Deloitte & Touche LLP in 2016 and 2017 in accordance with the pre-approval policies and procedures described above and concluded that the services provided were compatible with maintaining its independence in the conduct of its auditing functions.

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP and Deloitte Tax LLP for audit, audit-related and tax services provided to Verso and our subsidiaries in 2017 and 2016.

Fees
(millions)	2017	2016
Audit fees	$1.80	$3.56
Audit-related	—	0.02
Tax fees	0.25	0.55
Total	$2.05	$4.13

Audit Fees

“Audit fees” are the fees that Deloitte & Touche LLP billed us with respect to 2017 and 2016 for auditing our annual financial statements and reviewing our interim financial statements included in our annual and quarterly reports, respectively. In 2016, the audit fees included services for auditing bankruptcy-related accounting matters, including the application of fresh-start accounting.

Audit-Related Fees

“Audit-related fees” are the fees that Deloitte & Touche LLP billed us with respect to 2017 and 2016 for assurance and related services that are reasonably related to their audit or review of our financial statements.

Tax Fees

“Tax fees” are the fees that Deloitte Tax LLP billed us with respect to 2017 or 2016 for tax advice, tax planning and tax compliance services. These services included consultations on preparation of original and amended tax returns for Verso and our subsidiaries for both years. Deloitte Tax LLP has not provided any services related to tax-shelter transactions, nor has Deloitte Tax LLP provided any services under contingent-fee arrangements.

All Other Fees

Deloitte & Touche LLP and Deloitte Tax LLP did not bill us any fees for services in 2017 or 2016 that are not included in the above table.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation arrangements for 2017 with our “named executive officers” listed in the table below. Except as otherwise stated, references to the named executive officers in this Compensation Discussion and Analysis do not include Mr. Kesser.

Name	Title
B. Christopher DiSantis	President and Chief Executive Officer
Allen J. Campbell	Senior Vice President and Chief Financial Officer
Michael A. Weinhold	President of Graphic Papers
Adam St. John	Senior Vice President of Manufacturing
Kenneth D. Sawyer	Senior Vice President of Human Resources and Communications
Peter H. Kesser	Former Senior Vice President, General Counsel and Secretary

Executive Summary

The Compensation Committee is responsible for determining the compensation of our named executive officers. Our executive compensation program includes a number of features that we believe reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail below in this Compensation Discussion and Analysis and include the following:

•	In connection with his appointment as our President and Chief Executive Officer in 2017, we entered into an employment agreement with Mr. DiSantis. Under his employment agreement, Mr. DiSantis’ target direct compensation for 2017 (consisting of his annual base salary, target annual bonus and the target value of his 2017 equity award described below) is approximately 77% “at-risk” variable compensation (meaning that the compensation is performance-based and/or with a value dependent on our stock price).

•	Our Compensation Committee determined that for the equity awards granted to our named executive officers in or for 2017, unlike the grants made in prior years, a substantial portion of the award would be subject to performance-based vesting requirements. For Mr. DiSantis’ new-hire grant, the Compensation Committee determined that the vesting of 50% of the award would be contingent on performance. In 2018, the Compensation Committee established the performance-based vesting criteria for the grant, which is the compound annual growth rate (“CAGR”) of our stock price from January 1, 2017 to January 1, 2020 relative to the stock price CAGR over that three-year period for a peer group of companies selected by our Compensation Committee. The remaining 50% of the award vests over time, and is scheduled to vest in two installments on the third and fourth anniversaries of Mr. DiSantis’ start date with the Company, subject to his continued employment with us through those dates.

•	Like the equity award granted to Mr. DiSantis described above, the awards we granted to our other named executive officers in October 2017 also vest 50% based on the CAGR of our stock price from January 1, 2017 to January 1, 2020 relative to the stock price CAGR over that three-year period for the peer group. The remaining 50% of these awards vests over time, and is scheduled to vest in two installments in January 2020 and January 2021, subject to the executive’s continued employment with us through those dates.

•	We provide our named executive officers with annual performance-based cash award opportunities, with the amount awarded to the executive determined based on our achievement of financial and operational performance goals established by the Compensation Committee for the year. Based on our performance against the goals established for 2017, the Compensation Committee determined

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that our named executive officers’ bonuses for 2017 would be paid at 144% of target. We believe this payout is appropriate in light of our performance during the year.

•	The Compensation Committee has retained an independent compensation consultant to provide advice on our executive compensation program.

Executive Compensation Philosophy and Objectives

The Compensation Committee conducts an annual review of our executive compensation program to help ensure that: (1) the program is designed to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and (2) the program provides a total compensation package for each of our named executive officers that we believe is competitive.

Our executives’ compensation package consists primarily of a base salary, an annual performance-based cash opportunity, and long-term equity-based awards. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries and annual bonuses, are paid out on a short-term or current basis. Other elements, such as benefits provided upon certain terminations of employment and equity awards that are subject to multi-year vesting schedules, are paid out on a long-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting, retaining and motivating our top executives.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and motivates performance. Base salaries, severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These elements of our executive compensation program are generally not dependent on performance. Annual cash bonus and long-term equity incentive opportunities provide further incentives to achieve performance goals specified by the Compensation Committee, to enhance alignment with stockholder interests and/or to continue employment with us through specified vesting dates.

We believe that by providing a significant portion of our named executive officers’ total compensation package in the form of equity-based awards, we are able to create an incentive to build stockholder value over the long-term and closely align the interests of our named executive officers to those of our stockholders by incentivizing our named executive officers to produce stockholder value. As described in more detail below, the annual equity awards granted to the named executive officers for 2017 are structured so that one-half of the award will vest only if we achieve specified levels of stock price performance relative to the performance of a peer group of companies over a three-year performance period and only if the executive remains employed with us through the end of the applicable performance period. The remainder of the award generally vests only if the executive remains employed with us over a multi-year period.

Our annual performance-based cash awards are also contingent upon the achievement of financial and operational performance goals established by the Compensation Committee, thereby providing additional incentives for our executives to achieve short-term or annual goals that we believe will maximize stockholder value over the long-term.

Compensation Determination Process

Role of the Compensation Committee and our Executive Officers

Our executive compensation program is determined and approved by our Compensation Committee. None of the named executive officers are members of the Compensation Committee or otherwise have any role in determining the compensation of the other named executive officers, although the Compensation Committee considers the recommendations of our Chief Executive Officer in setting compensation levels for our other executive officers.

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Determination of Compensation

Except as otherwise noted, our Compensation Committee’s executive compensation determinations are subjective and are generally based on the experience and general knowledge possessed by members of our Compensation Committee taking into account the executive’s responsibilities and experience, our performance and the individual performance of the executive. As discussed below, in determining the compensation of our named executive officers, the Compensation Committee considers the compensation provided to executives at corresponding positions with a peer group of companies. However, we do not set executive compensation levels at any specific level or “benchmark” against other companies.

Compensation Consultant

For 2017, our Compensation Committee retained Lyons, Benenson & Company Inc. to serve as its independent compensation consultant. Other than its engagement by the Compensation Committee, Lyons Benenson provides no other services to us or any of our subsidiaries. The Compensation Committee has assessed the independence of Lyons Benenson and concluded that its engagement of Lyons Benenson does not raise any conflict of interest with us or any of our directors or executive officers.

In January 2017, Lyons Benenson assisted the Compensation Committee in selecting the following peer group of companies in our industry to assist the committee in making its compensation decisions for 2017.

Bemis Company, Inc.	Neenah Paper, Inc.
Cenveo, Inc.	P.H. Glatfeller Company
Clearwater Paper Corporation	Packaging Corporation of America
Domtar Corporation	Resolute Forest Products Inc.
Graphic Packaging Holding Company	Schweitzer-Mauduit International, Inc.
Greif, Inc.	Sonoco Products Company
Kapstone Paper & Packaging Corporation

The Compensation Committee, with advice from Lyons Benenson, decided that the peer companies should be publicly traded U.S. companies in the Company’s industry with revenue of up to $9.0 billion, have an average total shareholder return above that of the Paper Products GICS Sub-Industry, and exceed the median for the Paper Products GICS Sub-Industry in two of three key performance areas (three-year revenue CAGR, three-year average return on invested capital, and three-year average operating margin), in each case as of the time the peer group was selected. For each of our named executive officers, Lyons Benenson provided information on the compensation levels for similarly situated executives with the peer companies. Although the Compensation Committee reviewed and discussed the peer company compensation data provided by Lyons Benenson to help inform its decision making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

The Role of Stockholder Say-on-Pay Votes

At the annual meeting of our stockholders held in May 2017, our stockholders were provided with an opportunity to cast an advisory vote on our executive compensation program through a say-on-pay proposal. Approximately 92 percent of votes cast were in favor of our executive compensation program. The Compensation Committee believes that our compensation program includes a number of features as noted above that reflect best practices in the market and that this voting result affirms stockholders’ support of the Company’s approach in compensating its executive officers. Our Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

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New CEO Employment Agreement

Mr. DiSantis was appointed our President and Chief Executive Officer, effective February 1, 2017. In connection with his appointment, we entered into an employment agreement with Mr. DiSantis that provides for him to receive an annual base salary of $825,000 and an annual bonus opportunity at a target level of 100% of base salary. He was also granted a restricted stock unit award with a target value as of the grant date of $2 million, with one-fourth of the award to vest on February 1, 2020, one-fourth of the award to vest on February 1, 2021, and one-half of the award to vest based on the achievement of performance goals to be established by the Compensation Committee for a three-year performance period commencing on January 1, 2017 and ending on January 1, 2020, with vesting in each case to be generally subject to Mr. DiSantis’ continued employment through the applicable vesting date. See “Long-Term Equity Incentive Awards” below for more information on this award. The agreement also provides that Mr. DiSantis’ annual equity-based awards commencing with 2018 will have a target value as of the grant date of $2 million. The agreement also provides certain severance protections as described under “Potential Payments Upon Termination or Change in Control” below. The agreement does not have a specified term. The terms of the agreement were negotiated with Mr. DiSantis, and as an additional reference point in determining the terms of these agreements, the Compensation Committee reviewed data provided by Lyons Benenson on the compensation of chief executive officers of the peer companies identified above. The Compensation Committee believes the agreement provides Mr. DiSantis with appropriate performance incentives to grow the Company and create value for our stockholders, as well as appropriate retention incentives.

Current Executive Compensation Program Elements

The current elements of our executive compensation program are:

•	base salaries;

•	annual performance-based cash awards;

•	equity-based incentive awards; and

•	certain retirement and other benefits.

Base Salary

The compensation of Verso’s executive officers begins with a base salary. In determining the initial annual base salaries or the amounts by which to increase the base salaries of our executive officers, we typically evaluate each executive officer’s position and functional responsibilities, consider the executive officer’s performance and contributions in the prior year, review the executive officer’s base salary in comparison to the base salaries of similar positions with similar functional responsibilities at comparable companies, compare the executive officer’s base salary to those of our other executive officers for internal equity purposes, and consider Verso’s financial position and our resources available for compensation purposes.

As noted above, Mr. DiSantis’ base salary was set by the Compensation Committee when he joined the Company in 2017. Messrs. St. John and Sawyer each received base pay increase effective June 1, 2017, in the amount of 15.38% and 14.38%, respectively, above their base salary level as previously in effect. The Compensation Committee approved these increases based on its assessment of peer group data provided by the Compensation Committee’s compensation consultant and the Compensation Committee’s assessment of their positions. None of Verso’s other named executive officers received increases in their base salaries in 2017.

Annual Cash Incentive Plan: 2017 Verso Incentive Plan

In July 2017, Verso, with the approval of the Compensation Committee, established and implemented the 2017 Verso Incentive Plan (“2017 VIP”), an annual, performance-based cash incentive plan for the benefit of our executive officers and other key employees. The 2017 VIP provided the participants with an opportunity to receive

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a cash incentive award based on Verso’s, their departments’ and their individual performances in 2017. The 2017 VIP involved the quantitative measurement of Verso’s actual performance against a series of operational and financial performance objectives for 2017. It also entailed a qualitative assessment of the contributions of each participant and his or her department to the achievement of our performance objectives.

The 2017 VIP was designed to provide the participants with an incentive for superior work and to motivate them toward even higher achievements and business results, to tie their goals and interests to those of Verso and our other stockholders, and to enable us to attract and retain highly qualified executive officers and other employees. The 2017 VIP was administered by the Compensation Committee. Generally, unless otherwise provided by an agreement with Verso, a participant must remain employed by Verso until the time bonuses are actually paid for the performance year in order to be eligible to receive a bonus under the plan, although the Compensation Committee had the discretion to pay a prorated portion of a participant’s incentive award in the event that the participant’s employment with us was terminated after establishment of the 2017 VIP because of his or her death, disability or retirement or the elimination of his or her position.

The 2017 VIP set forth Verso’s performance objectives for 2017 to be used to establish the 2017 annual cash incentives for participants in the plan, the relative weighting of the performance objectives against each other, the threshold, target and maximum achievement levels of our performance objectives, and the funding associated with achieving the performance objectives at the various achievement levels. In establishing the performance objectives, their relative weighting, and their achievement levels, the Compensation Committee considered information provided by management concerning our operational and financial goals for 2017, with the purpose of reflecting those goals in the 2017 VIP. In establishing the funding levels, the Compensation Committee considered the other compensation provided to our executive officers and senior managers, with the aim of establishing total incentive compensation that was competitive. Taking these matters into consideration, the Compensation Committee approved the elements of the 2017 VIP as shown in the following table.

	Relative	Achievement Levels and Funding Levels
2017 Performance Objectives	Weighting	Threshold		Target		Maximum
SG&A/Overhead Reductions(1)	20%	$19	M	$23	M	$27	M
R-Gap Improvement(2)	20%	$40	M	$52	M	$64	M
Safety(3)	10%	1.30		1.15		1.00
Working Capital(4)
AP Dollars Increase Year End	15%	$15	M	$20	M	$25	M
Inventory Dollars Decrease Year End	15%	$27	M	$42	M	$57	M
Adjusted EBITDA(5)	20%	$110	M	$135	M	$160	M
Funding percentage		50%		100%		200%
Funding amount		$5.1	M	$10.3	M	$20.5	M

(1)	SG&A Reduction refers to realized savings in SG&A and other overhead achieved by us by 2017 year end (SG&A/overhead expenses for 2017 compared to SG&A/overhead expenses for 2016).

(2)	R-Gap Improvement means the net year-over-year change, measured in dollars, of improvements in various areas of operations.

(3)	Safety refers to our number of OSHA recordable safety incidents during 2017 per 100 full-time employees.

(4)	Working Capital includes two components (a) AP (Accounts Payable) Dollars Increase Year End, a measure of the improvements we made in extending the time for payment of accounts payable year-over-year, increasing AP DPO (Days Payable Outstanding) at year-end (year-end 2017 compared to year-end 2016), and (b) Inventory Dollars Decrease Year End, a measure of the improvements we made in reducing inventory year-over-year (year-end 2017 compared to year-end 2016).

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(5)	Adjusted EBITDA is our earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain unusual items and to reflect changes in accounting principles, policies, practices and procedures adopted or implemented during the term of the 2017 VIP.

Under the 2017 VIP, the incentive pool, representing the total amount of incentive awards for all participants, was determined initially by adding together all the participants’ target-level incentive awards. A participant’s target-level incentive award is a specified percentage of the participant’s base salary. This initial pool represents the amount of the incentive pool at the target achievement level of performance, which also is referred to as the target-level incentive pool. If the incentive pool were to be funded at the threshold achievement level, the amount of the incentive pool would be equal to 50% of the target-level incentive pool. If, on the other hand, the incentive pool were to be funded at the maximum achievement level, the amount of the incentive pool would be equal to 200% of the target-level incentive pool. Under the 2017 VIP, the threshold, target and maximum funding levels of the incentive pool were approximately $5.1 million, $10.3 million and $20.5 million, respectively.

After determining the target-level incentive pool, the next step in determining the funding of the incentive pool was to consider the levels of achievement of Verso’s performance objectives. After year-end, we calculated the achievement level and factored in the relative weighting of each of our performance objectives. By way of illustration only, if we had achieved the Adjusted EBITDA performance objective at the threshold level of achievement, then 50% of 20%, or a net of 10%, of the target-level incentive pool would have been funded. For any performance objective that was achieved at a level between the threshold and target achievement levels or between the target and maximum achievement levels, we used linear interpolation to determine the appropriate incentive pool funding percentage attributable to such performance objective. This methodology was used to determine the incentive pool funding percentage attributable to the achievement of each of our performance objectives, and the results were added together. Next, the actual amount of the incentive pool was determined by multiplying the total incentive pool funding percentage by the amount of the target-level incentive pool.

The Compensation Committee, applying the methodology set forth in the 2017 VIP, funded the incentive pool at approximately $14.83 million, representing a funding percentage of 144% of the target-level incentive pool. The Compensation Committee determined the funding of the incentive pool based on the following actual levels of achievement of Verso’s performance objectives as set forth in the 2017 VIP:

2017 Performance Objectives	Relative Weighting	Actual Achievement Levels		Funding Levels
SG&A/Overhead Reductions	20%	$31.4	M	40.0%
R-Gap Improvement	20%	$42.1	M	11.8%
Safety	10%	1.11		12.7%
Working Capital
AP Dollars Increase Year-End	15%	$69.8	M	30.0%
Inventory Dollars Decrease Year-End	15%	$76.0	M	30.0%
Adjusted EBITDA	20%	$134.4	M	19.8%

Funding percentage				144	%(1)
Funding amount (144% of the target level of $10.3 million)				$14.83	M

(1)	Rounded to the nearest whole number

The amount of a participant’s incentive award under the 2017 VIP was determined by reference to his or her target-level incentive award percentage. A participant’s target-level incentive award percentage is the percentage of his or her base salary that the participant would receive as an incentive award under the 2017 VIP in the event that the incentive pool were to be funded at the target level of 100%. The target-level incentive award percentage reflects our assessment of a participant’s ability, considering his or her position with us, to affect our operational and financial performance. They also take into account the other compensation to which a participant

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is entitled, the target-level incentive award percentages for positions with similar functional responsibilities at comparable companies, and, in the case of Mr. DiSantis, the applicable provisions of his employment agreement with us. The target-level incentive award percentages range from 5% to 100% of a participant’s base salary at the end of the year, depending on the participant’s employment grade level with us. The target-level incentive award percentages of our named executive officers were 100% of base salary for Mr. DiSantis, 80% of base salary for Mr. Campbell, and 75% of base salary for Mr. Weinhold, Mr. St. John and Mr. Sawyer. In each case, a participant’s incentive award is capped at 200% of his or her target-level incentive award.

The amount of a participant’s incentive award under the 2017 VIP could be affected by the level of achievement of his or her group/individual performance objectives. A participant’s group/individual performance objectives, which were established at the beginning of the year in consultation with his or her supervisor, are intended to be linked to and supportive of the achievement of our performance objectives. The requirement to develop group/individual performance objectives applied to all participants in the 2017 VIP other than Mr. DiSantis, our Chief Executive Officer. Our named executive officers other than Mr. DiSantis developed their group/individual performance objectives in early 2017. While the Compensation Committee had the discretion to make adjustments to a participant’s incentive award to take into account extraordinary or unforeseen events and circumstances, the Compensation Committee did not make any adjustments for individual performance in the 2017 VIP incentive awards payable to our named executive officers. With respect to Mr. DiSantis, his 2017 VIP incentive award was based solely on the level of achievement of Verso’s performance objectives.

In summary, the incentive pool for the 2017 VIP was funded at approximately $14.83 million, representing a funding percentage of 144% of the target-level incentive pool, and the 2017 VIP incentive awards for our executive officers were equal to 144% of their target-level incentive awards. Mr. DiSantis’ award was prorated to reflect the period of his employment with the Company during 2017. Additional information about the 2017 VIP incentive awards paid to our named executive officers is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2016 Retention Plan

In July 2016, upon emerging from its Chapter 11 reorganization, Verso established and implemented the 2016 Retention Plan, a service-based retention award plan for the benefit of our executive officers and certain key senior managers. Each of the named executive officers participate in the plan (other than Mr. DiSantis who was not employed by Verso when the plan was adopted). The purpose of the 2016 Retention Plan is to provide the participants with financial incentives to continue their employment with Verso as we develop and implement our long-range strategic initiatives following our reorganization. The 2016 Retention Plan provides for three levels of retention awards based on the participants’ positions within Verso’s management. The values of the retention award are varying percentages of the participants’ base salaries, with our executive officers receiving retention awards at the 85% level. For the executive officers, the retention awards consist of cash and awards of restricted stock units (“RSUs”) comprising 70% and 30%, respectively, of the total value of the participant’s award (based on the grant date fair value of the RSUs awarded). The cash retention awards vest in three installments of 15%, 15% and 70% on December 31, 2016, June 30, 2017, and June 30, 2018, respectively. The RSU retention awards vest in three equal installments on each of the first, second and third anniversaries of the grant date of July 28, 2016. In order to vest in an installment of a cash or RSU retention award, the participant must remain continuously employed by Verso or one of our subsidiaries through the applicable vesting date of the installment. Except in certain circumstances specified in the award documents as described below under “Potential Payments Upon Termination of Employment or Change in Control,” if a participant’s employment with us terminates before any portion of a cash or RSU retention award becomes vested, the unvested portion of the award will expire, regardless of the reason for the termination of employment. If, in connection with the termination of a participant’s employment, the participant is entitled to acceleration of the unvested portion of his or her cash retention award, such accelerated award will be reduced by the amount of any termination allowance that the participant receives under our severance policy.

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The cash retention awards paid to our named executive officers in 2017 under the 2016 Retention Plan are set forth in the “Bonus” column of the Summary Compensation Table. Under applicable SEC rules, the value of the RSU awards granted under the 2016 Retention Plan was reported as compensation for the executive in 2016 when the award was granted.

Long-Term Equity Incentive Awards

To further align the interests of our named executive officers with those of the Company’s stockholders, we believe that a significant portion of each named executive officer’s compensation opportunity should be in the form of equity-based awards. The Compensation Committee makes a subjective determination each year as to the type and number of long-term incentive equity awards to be granted to our named executive officers in that year. To help inform its decision making process, the Compensation Committee considers a number of factors, including the executive’s position with the Company and total compensation package, the executive’s performance of his individual responsibilities, the equity participation levels of comparable executives at comparable companies, the Compensation Committee’s general assessment of Company and individual performance and the executive’s contribution to the success of the Company’s financial performance. A formula is not used for these purposes and none of these factors is given any particular weight over another as the ultimate equity award grant determinations by the Compensation Committee are subjective.

For 2017, the Compensation Committee approved equity awards, in the form of RSUs, to the named executive officers, with the vesting of 50% of the award generally based on our performance over the three-year period commencing on January 1, 2017 and ending on January 1, 2020, and the vesting of the other 50% of the award being time-based, subject to the executive’s continued employment with us through the vesting dates. RSUs are designed both to link executives’ interests with those of our stockholders (as the value of the RSUs depends on the price of our common stock) and to provide a long-term retention incentive for the vesting period (as the RSUs generally have value regardless of stock price volatility and vesting of the entire award is generally contingent on the executive’s continued employment through the vesting date). In addition, fewer RSUs can be awarded to deliver the same grant-date value as stock options (determined using the equity award valuation principles applied in the Company’s financial reporting).

The table below reflects the annual equity awards for the named executive officers for 2017 as approved by the Compensation Committee in 2017. The awards to Mr. DiSantis were approved by the Compensation Committee in February 2017 in connection with his joining the Company, while the awards to the other named executive officers were approved in October 2017.

Name	Time-Based RSUs	Performance- Based RSUs (Target)
B. Christopher DiSantis	125,944	125,945
Allen J. Campbell	46,610	46,610
Michael A. Weinhold	46,610	46,610
Adam St. John	42,373	42,373
Kenneth D. Sawyer	42,373	42,373

The performance-based RSUs are eligible to vest and be paid depending on the compound annual growth rate (“CAGR”) of the Company’s stock price over the 2017-2019 performance period relative to the CAGR during that period of the stock prices over that same period for the peer group of companies selected by the Compensation Committee to assess our executive compensation program for 2017 identified above. The vesting of the performance RSUs would be determined at the end of the performance period in accordance the following table (with the vesting percentage to be determined by linear interpolation for performance between the levels indicated in the table):

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CAGR Performance Relative to the Peer Companies	Vesting Percentage
Below 50th Percentile	0%
50th Percentile	50%
60th Percentile	100%
70th Percentile or Higher	150%

The performance awards cannot vest at more than 150% of the RSUs subject to the award.

The time-based RSUs granted to the named executive officers in 2017 are scheduled to vest in two installments, subject to the executive’s continued employment through the applicable vesting dates. The grant to Mr. DiSantis is scheduled to vest as to one-half of the grant on each of February 1, 2020 and February 1, 2021 (the third and fourth anniversaries of his commencing employment with the Company). The grants to the other named executive officers are scheduled to vest as to one-half of the grant on each of January 1, 2020 and January 1, 2021.

While the Compensation Committee approved the performance- and time-based RSU awards described above for our named executive officers in 2017, the Compensation Committee did not establish the performance-based vesting criteria for the performance-based RSUs until February 2018. Since this criteria was not established until 2018, under FASB ASC Topic 718 the performance-based RSUs approved by the Compensation Committee in 2017 are not considered to have been “granted” until 2018. Accordingly, and in accordance with applicable SEC rules, the grant date fair value of each named executive officer’s performance-based RSUs approved by the Compensation Committee in 2017 is not included in the Summary Compensation Table on page 41, and the awards are not included in the Grants of Plan-Based Awards During Fiscal Year 2017 table on page 44. These awards will be included as compensation for the named executive officers for 2018 in accordance with applicable SEC rules.

Additional information regarding the material terms of the equity awards granted to our named executive officers for 2017 is set forth in the “Grants of Plan-Based Awards During Fiscal Year 2017” table below. Information regarding the material terms of the equity awards granted to our named executive officers following fiscal year 2017 is set forth below under the heading “Actions Taken Subsequent to Fiscal Year 2017.”

Actions Taken Subsequent to Fiscal Year 2017

In February 2018, the Compensation Committee approved the performance-based vesting criteria, discussed above, for the performance-based RSUs approved by the Compensation Committee in 2017. In February 2018, the Compensation Committee also approved the compensation program for fiscal year 2018 for each of our named executive officers. Similar to the equity awards approved by the Compensation Committee in 2017, as described above, each executive was granted an RSU award that vests 50% based on our stock price CAGR over the three-year period commencing on January 1, 2018 and ending on January 1, 2021, relative to the stock price CAGR over that period for the peer companies identified above, with the remaining 50% being scheduled to vest in two installments on January 1, 2021 and January 1, 2022.

The number of RSUs subject to the new awards approved by the Compensation Committee in 2018 is as follows:

Name	Time-Based RSUs	Performance- Based RSUs (Target)
B. Christopher DiSantis	59,277	59,277
Allen J. Campbell	16,301	16,301
Michael A. Weinhold	16,301	16,301
Adam St. John	14,819	14,819
Kenneth D. Sawyer	14,819	14,819

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The Compensation Committee also approved increases in the base salary for each named executive officer (other than Mr. DiSantis) as follows (in each case effective as of March 1, 2018):

Name	Prior Base Salary	New Base Salary
Allen J. Campbell	$433,500	$442,170
Michael A. Weinhold	$433,500	$446,505
Adam St. John	$375,000	$382,500
Kenneth D. Sawyer	$350,000	$353,500

Additional Benefits

In addition to our tax-qualified retirement plans, we provide our executives the opportunity to elect to defer a portion of their compensation under our nonqualified deferred compensation plan, and we may also make additional discretionary contributions to the executives’ accounts under the plan through our Executive Retirement Program. We believe these plans offer a tax-advantaged way to help our executives save for their retirement. We also provide group medical, dental, life and other insurance coverage for our executive officers and other eligible employees. In addition, under our executive financial counseling policy, we pay the costs of personal investment, estate planning, tax and other financial counseling services, subject to an annual cap of $9,500 or $6,500 (depending on the executive’s position with us), for our executive officers.

During 2017, we relocated our headquarters to Miamisburg, Ohio. In connection with this relocation, we made certain payments to the named executive officers under our relocation policy and made certain one-time cost of living adjustment payments to them. For more information on these benefits, please see the “Summary Compensation Table” below.

Severance and Other Benefits upon Termination of Employment

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers.

Under his employment agreement with the Company, Mr. DiSantis would be entitled to severance benefits in the event of a termination of employment by the Company without cause or by him for good reason. The other named executive officers participate in our severance policy and would be eligible for benefits if their employment is terminated by us without cause or in certain other circumstances. The Company has determined that it is appropriate to provide the named executive officers with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. We have also entered into confidentiality and non-competition agreements (referred to as “CNC Agreements”) with our named executive officers (other than Mr. DiSantis) that provide for the executive to receive compensation in consideration for the executive’s covenants not to compete with us or solicit our employees for 12 months following their termination. We believe these agreements, as well as similar restrictive covenants agreed to by Mr. DiSantis in connection with entering into his employment agreement with the Company, provide important protections for the Company following the termination of an executive’s employment.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of the Company’s executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, the Company’s equity award agreements with the named executive officers provide for accelerated vesting of the award if the executive’s employment is actually or constructively terminated by the Company without cause in connection with a change in control.

The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. However, as described below under “Grants of Plan-Based Awards,” outstanding equity-based

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awards granted under the Company’s equity incentive plans, including those awards held by the named executive officers, may accelerate on a change in control of the Company if they are not assumed by the acquiring entity and are to be terminated on the transaction and, pursuant to the terms of his employment agreement, Mr. DiSantis is entitled to accelerated vesting of his equity awards in connection with a change in control of the Company.

For more information regarding these severance arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Tax Considerations

Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the company’s compensation committee under a plan approved by the company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

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COMPENSATION COMMITTEE REPORT

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom the Board has determined is independent as defined by the NYSE listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this Proxy Statement to be filed with the SEC.

COMPENSATION COMMITTEE

Alan J. Carr (Chair)

Robert M. Amen
Eugene I. Davis

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table – 2015-2017

The following Summary Compensation Table presents information regarding the compensation that Verso provided to our named executive officers for their services in 2015, 2016 and 2017. The Summary Compensation Table should be read in conjunction with the additional information about our executive compensation provided in the narratives and tables that follow the Summary Compensation Table.

Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
B. Christopher DiSantis(6) President and Chief Executive Officer	2017	756,250	—	999,995	—	1,087,103	68,684	2,912,032

Allen J. Campbell Senior Vice President and Chief Financial Officer	2017 2016 2015	433,500 427,125 119,327	37,931 37,931 693,000	274,999 108,376 6,000	— — 15,000	499,392 346,800 —	167,716 166,928 44,763	1,413,538 1,087,160 878,090

Michael A. Weinhold(7) President of Graphic Papers	2017 2016 2015	433,500 427,125 406,662	37,931 37,931 269,875	274,999 108,376 12,358	— — 370,233	468,180 325,125 —	197,118 132,037 128,801	1,411,728 1,030,594 1,187,929

Adam St. John(8) Senior Vice President of Manufacturing	2017	354,167	29,000	250,001	—	405,000	100,393	1,138,561

Kenneth D. Sawyer(8) Senior Vice President of Human Resources and Communications	2017	331,667	26,775	250,001	—	378,000	125,490	1,111,933

Peter H. Kesser Former Senior Vice President, General Counsel and Secretary	2017 2016 2015	178,500 351,750 338,484	31,238 31,238 222,250	— 89,252 12,050	— — 88,085	— 267,750 —	1,539,876 95,072 93,189	1,749,614 835,062 754,058

(1)	Mr. DiSantis joined Verso on February 1, 2017, and his annual base salary was set at $825,000. The amount in the table reflects his actual base salary earned for the portion of the fiscal year he was employed by Verso.

(2)	The 2017 bonus consists of a cash retention award made under the 2016 Retention Plan to certain of our named executive officers that was subject to the executive officer’s continued employment with Verso through June 30, 2017.

(3)	The amounts reported in these columns reflect the fair value on the grant date of the equity awards granted to our named executive officers during the applicable fiscal year. The fair values on the grant date of the RSU grants reported in the “Stock Awards” column, computed in accordance with FASB ASC Topic 718, were based on the closing sale price per share of our Class A common stock on the NYSE on the applicable grant date. The fair values on the grant date of the stock options granted in 2015 reported in the “Option Awards” column, computed in accordance with FASB ASC Topic 718, were estimated using the Black-Scholes option pricing model. In determining the fair values of these option grants, we made certain assumptions relating to the expected weighted-average life of the stock options, volatility rates, risk-free interest rates, and dividend yields. We used the simplified method of calculating the expected lives of the stock options due to our limited exercise history; the expected volatility was estimated using Verso’s historical volatility; the expected risk-free interest rates were based on the market yield of U.S. Treasury securities; and the expected dividend yield was assumed to be zero because we had no plans to declare dividends.

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(4)	The 2017 non-equity incentive plan compensation consists of cash payments to our named executive officers under the 2017 Verso Incentive Plan.

(5)	The “all other compensation” paid to or for the benefit of our named executive officers for 2017 consists of the following:

(a)	matching contributions under the Retirement Savings Plan as follows: Mr. DiSantis – $12,225; Mr. Campbell – $16,363; Mr. Weinhold – $16,038; Mr. St. John – $14,625; Mr. Sawyer – $12,623; and Mr. Kesser - $14,726;

(b)	discretionary contributions under the Supplemental Salary Retirement Program as follows: Mr. DiSantis – $8,100; Mr. Campbell – $8,100; Mr. Weinhold – $8,100; Mr. St. John – $8,100; and Mr. Sawyer – $8,100;

(c)	discretionary contributions under the Deferred Compensation Plan as follows: Mr. DiSantis – $14,588; Mr. Campbell – $18,024; Mr. Weinhold – $17,597; Mr. St. John – $11,578; and Mr. Sawyer – $10,760;

(d)	matching contributions under the Deferred Compensation Plan as follows: Mr. DiSantis – $21,656; Mr. Weinhold – $17,250; Mr. St. John – $12,281;

(e)	contributions under the Executive Retirement Program as follows: Mr. Campbell – $78,030; Mr. Weinhold – $60,690; Mr. St. John – $45,500; Mr. Sawyer – $42,840; and Mr. Kesser - $49,980;

(f)	payments under our executive financial counseling policy as follows: Mr. DiSantis – $9,500; Mr. Campbell – $6,500; Mr. Weinhold – $6,500; Mr. St. John – $6,500; Mr. Sawyer – $6,500; and Mr. Kesser – $2,943;

(g)	company paid life and disability insurance premiums as follows: Mr. DiSantis – $2,615; Mr. Campbell – $2,091; Mr. Weinhold – $2,091; Mr. St. John – $1,809; Mr. Sawyer – $1,688; and Mr. Kesser – $431;

(h)	payments under our employee relocation policy in connection with the Company’s move of its headquarters to Miamisburg, Ohio in 2017, as follows: Mr. Campbell – $23,965; Mr. Weinhold – $46,778; Mr. Sawyer – $29,020; and Mr. Kesser – $10,000; and

(i)	cost of living adjustment in lump sum cash payments in connection with the Company’s move of its headquarters to Miamisburg, Ohio in 2017, as follows: Mr. Campbell – $14,643; Mr. Weinhold – $22,074; and Mr. Sawyer – $13,959.

(j)	benefits to Mr. Kesser of $1,461,796 pursuant to the separation agreement entered into with Mr. Kesser – see “Separation Agreement with Peter H. Kesser” below.

(6)	Mr. DiSantis became our President and Chief Executive Officer and a member of our board of directors on February 1, 2017.

(7)	Mr. Weinhold became our President of Graphic Papers on February 1, 2017. He previously was our Senior Vice President of Sales, Marketing and Product Development.

(8)	Mr. St. John and Mr. Sawyer were not named executive officers for 2015 and 2016. Accordingly, their compensation for these years is not reported in the table.

Agreements with Named Executive Officers

Employment Agreement with B. Christopher DiSantis. We entered into an employment agreement with B. Christopher DiSantis when he became our President and Chief Executive Officer on February 1, 2017. The principal components of Mr. DiSantis’ compensation under the agreement are as follows:

•	an annual salary of $825,000, subject to increase at the discretion of our board of directors;

•	a cash incentive award payable under our annual, performance-based incentive plan, with a target-level award amount equal to 100% of his base salary;

•	an initial grant of RSUs under our performance incentive plan with a fair market value of $2 million on the date of grant (“Initial DiSantis RSU Award”), of which 25% is scheduled to vest on the third

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anniversary of his employment date, 25% is scheduled to vest on the fourth anniversary of his employment date, and 50% is scheduled to vest subject to the attainment of performance criteria described above in “Current Executive Compensation Program Elements – Long-Term Equity Incentive Awards”;

•	with respect to each fiscal year during Mr. DiSantis’ employment with us commencing on the first anniversary of his employment date, a targeted equity or equity-based award with a fair market value of $2 million on the grant date, with the terms of each such award to be determined by the board of directors in its reasonable discretion; and

•	the right to participate in our employee benefit plans, programs and arrangements.

With respect to potential severance benefits, the agreement provides that if we terminate Mr. DiSantis’ employment without cause (as defined in the employment agreement) or if he resigns for good reason (as defined in the employment agreement), then we are required to provide him with the following benefits, subject to Mr. DiSantis’ execution of our customary waiver and release of claims:

•	two times his annual base salary, payable in 24 equal monthly installments after the termination date (“DiSantis Continued Base Salary”);

•	a prorated portion of his annual bonus for the calendar year in which the termination date occurs based on actual performance; and

•	a monthly amount equal to our portion of any premiums (grossed up for income taxes) for continued coverage for him and his eligible dependents under our employee health and welfare plans for 18 months after the termination date;

•	with respect to the Initial DiSantis RSU Award, acceleration of (1) the next tranche of time-based RSUs that is scheduled to vest following the termination date and (2) the performance-based RSUs at target level; and

•	cost of outplacement assistance (up to $25,000) and attorney’s fees incurred in connection with the termination (up to $25,000) (“DiSantis Professional Fees”).

If Mr. DiSantis’ employment terminates due to his death or disability, then we are required to provide the same benefits as described above (other than the DiSantis Continued Base Salary and DiSantis Professional Fees) to him or his estate, as applicable. Pursuant to the terms of his employment agreement, Mr. DiSantis is entitled to accelerated vesting of his equity awards in connection with a change in control of the Company.

As a condition to Mr. DiSantis’ employment, he also executed a restrictive covenant agreement, which requires Mr. DiSantis to comply with a perpetual confidentiality covenant as well as non-competition and non-solicitation/non-hire covenants extending for 12 months and 24 months, respectively, after the termination of his employment for any reason.

CNC Agreements with Other Named Executive Officers. We have confidentiality and non-competition agreements (“CNC agreements”) with each of our named executive officers other than our Chief Executive Officer. The CNC agreements, which have substantially identical terms, require each named executive officer to comply with a perpetual confidentiality covenant as well as non-competition and non-solicitation/non-hire covenants extending for 12 months after the termination of his employment for any reason.

Under each CNC agreement, if the named executive officer’s employment is terminated by either party and for any reason, we are required to provide him (or his estate) with the following payments and benefits, subject to the named executive officer’s execution of our customary waiver and release of claims and to his compliance with his obligations under the CNC agreement:

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•	any unpaid annual incentive award for any calendar year completed on or before the termination date;

•	a prorated portion of his annual incentive award for the calendar year in which the termination date occurred;

•	payments equal to 180% (for Mr. Campbell), 175% (for Mr. Weinhold), 175% (for Mr. St. John), or 165% (for Mr. Sawyer through 2017; currently 175%) of his base salary, payable in 12 equal monthly installments;

•	subsidized medical and dental insurance coverage for him and his eligible dependents for up to two years after the later of the last day of the month in which the termination date occurs or the last day of any period up to six months for which we have provided him with a subsidy for continued coverage pursuant to our severance policy;

•	reimbursement of the cost of converting his group life insurance coverage to an individual policy and the premiums on the individual policy for up to two years after the termination date;

•	income tax gross-ups on the amounts paid with respect to the continued medical and dental insurance coverage and the life insurance conversion and coverage; and

•	a contribution to his account under the DC Plan in an amount equal to the projected value of certain lost retirement benefits consisting of our contributions under the Retirement Plan, SSRP, DC Plan, and ERP that we would have made if he had remained actively employed with us for two years after the termination date.

Grants of Plan-Based Awards During Fiscal Year 2017

The following table presents information regarding the non-equity incentive awards and equity-based awards granted to each of our named executive officers during fiscal year 2017.

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(2) (#)	Options (#)	Awards ($/Sh)	Awards ($)(3)

B. Christopher DiSantis	N/A	756,250	825,000	1,650,000	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	125,944	—	—	999,995

Allen J. Campbell	N/A	173,400	346,800	693,600	—	—	—	—	—	—	—
	10/12/2017	—	—	—	—	—	—	46,610	—	—	274,999

Michael A. Weinhold	N/A	162,563	325,125	650,250	—	—	—	—	—	—	—
	10/12/2017	—	—	—	—	—	—	46,610	—	—	274,999

Adam St. John	N/A	132,813	265,625	531,251	—	—	—	—	—	—	—
	10/12/2017	—	—	—	—	—	—	42,373	—	—	250,001

Kenneth D. Sawyer	N/A	124,375	248,750	497,500	—	—	—	—	—	—	—
	10/12/2017	—	—	—	—	—	—	42,373	—	—	250,001

Peter H. Kesser	N/A	133,875	267,750	535,500	—	—	—	—	—	—	—

(1)	These columns reflect the threshold, target and maximum award opportunities for performance-based cash awards payable under the 2017 VIP.

(2)	This column reflects the number of shares subject to the time-based RSU awards granted to named executive officers during 2017. The vesting criteria for performance-based RSU awards were set by the Compensation Committee in 2018, and thus such RSUs will be reported in 2018 and are not included in the table.

(3)	The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our audited consolidated financial statements. For the assumptions and methodologies used to value the awards reported in this column of the table above, see footnote 3 to the Summary Compensation Table above.

Description of Plan-Based Awards

The non-equity incentive plan awards reported in the table above were granted under the 2017 Verso Incentive Plan. For a description of the material terms of these awards, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Annual Cash Incentive Plan: 2017 Verso Incentive Plan.”

Each of the equity incentive awards reported in the “Grants of Plan-Based Awards During Fiscal Year 2017” table above was granted under, and is subject to, the terms of our Performance Incentive Plan (the “PIP”), which we established upon emerging from our Chapter 11 reorganization. The PIP is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision for any tax withholding obligations incurred in respect of awards to be satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of awards granted under the PIP, if there is a change in control of Verso, outstanding awards granted under the plan (including awards held by our named executive officers) will generally terminate

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unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested and/or to be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Each of the equity awards granted to our named executive officers in 2017 was in the form of RSUs. Each RSU represents the right to receive, upon vesting, one share of our Class A common stock. If any dividends are paid by the Company while the RSUs are outstanding, the executive would be credited with additional RSUs that are subject to the same vesting and payment terms as the underlying RSUs. For a description of the vesting terms of the equity incentive awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Equity-Based Awards.”

Outstanding Equity Incentive Awards at 2017 Fiscal Year-End

The following table provides information about the unvested RSUs held by our named executive officers as of December 31, 2017. There were no unvested shares of restricted stock and no unexercised stock options held by our named executive officers as of such date.

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
B. Christopher DiSantis	2-07-2017	125,944	(2)	2,212,836

Allen J. Campbell	7-28-2016	6,283	(3)	110,392
	10-12-2017	46,610	(4)	818,938

Michael A. Weinhold	7-28-2016	6,283	(3)	110,392
	10-12-2017	46,610	(4)	818,938

Adam St John	7-28-2016	4,805	(3)	84,424
	10-12-2017	42,373	(4)	744,494

Kenneth D. Sawyer	7-28-2016	4,435	(3)	77,923
	10-12-2017	42,373	(4)	744,494

Peter H. Kesser	7-28-2016	—	(5)	—	(5)

(1)	The market value of the unvested RSUs is computed based on the $17.57 closing sale price per share of our Class A common stock on the NYSE on December 31, 2017.

(2)	The unvested portion of this RSU award is scheduled to vest in two equal installments on February 1, 2020 and February 1, 2021, subject to continued employment or service.

(3)	The unvested portion of this RSU award is scheduled to vest in two equal installments on July 28, 2018 and July 28, 2019, subject to continued employment or service.

(4)	The unvested portion of this RSU award is scheduled to vest in two equal installments on January 1, 2020 and January 1, 2021, subject to continued employment or service.

(5)	Mr. Kesser received payment in lieu of issuance of 7,761 shares of Class A common stock as described below under the heading “Separation Agreement with Peter H. Kesser.”

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Option Exercises and Stock Vested During Fiscal Year 2017

The following table presents information regarding the exercise of stock options and vesting of stock awards for our named executive officers during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
B. Christopher DiSantis	—	—	—	—
Allen J. Campbell	—	—	3,141	14,983
Michael A. Weinhold	—	—	3,141	14,983
Adam St. John	—	—	2,402	11,458
Kenneth D. Sawyer	—	—	2,217	10,575
Peter H. Kesser	—	—	—	—

(1)	The value realized upon the exercise of a stock option is calculated by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date the stock option was exercised and the per-share exercise price of the options.

(2)	The value realized upon the vesting of a stock award is calculated by multiplying (i) the number of shares of our common stock that vested, by (ii) the per-share closing price of our common stock on the vesting date.

Retirement Benefits

Verso provides benefits to our executive officers and other eligible employees under the following retirement plans and programs as a means of attracting and retaining qualified employees:

•	Retirement Savings Plan, a tax-qualified, 401(k) defined contribution plan;

•	Supplemental Salary Retirement Program, a tax-qualified defined contribution program implemented under the Retirement Savings Plan;

•	Deferred Compensation Plan, a non-qualified defined contribution plan; and

•	Executive Retirement Program, a non-qualified defined contribution program implemented under the Deferred Compensation Plan.

Information about the benefits that we provide under these retirement plans and programs on behalf of our executive officers is set forth in the sections below as well as the Summary Compensation Table.

Retirement Savings Plan. The Retirement Savings Plan (“Retirement Plan”) is a tax-qualified, 401(k) defined contribution plan which in 2017 permitted eligible employees to defer the receipt of up to the lesser of 85% or $18,000 of their employment compensation on a pre-tax basis, or if an employee is age 50 or over, to defer up to $6,000 in additional compensation up to a limit of $24,000. Employees also may defer amounts of their employment compensation in excess of these limits on an after-tax basis. The employee deferrals of employment compensation are subject to certain limits imposed by the Internal Revenue Code. In addition, Verso makes matching contributions for employees who defer a portion of their employment compensation under the Retirement Plan. We match 100% of the first 3%, and 50% of the second 3%, of the employees’ deferrals. The employee deferrals under the Retirement Savings Plan are immediately and fully vested and non-forfeitable. For employees hired by us before January 1, 2009, our matching contributions under the Retirement Plan are fully vested and non-forfeitable. For employees hired by us on or after January 1, 2009 and prior to November 1, 2017, our matching contributions under the Retirement Plan were subject to three-year “cliff” vesting measured from

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the date on which an employee’s employment with us commenced, such that after the employee had been continuously employed by us for three years, all of our past and future matching contributions became fully vested and non-forfeitable. Since November 1, 2017, matching contributions under the Retirement Plan are immediately and fully vested.

Supplemental Salary Retirement Program. The Supplemental Salary Retirement Program (“SSRP”) is a tax-qualified defined contribution program implemented under the Retirement Plan pursuant to which Verso may make discretionary contributions. Under the SSRP, Verso may make an annual contribution to each eligible employee’s account under the Retirement Plan of 3% of an employee’s eligible compensation. An employee’s eligible compensation consists of the employee’s salary, bonus and cash incentive compensation paid during the immediately preceding year. For all of our employees, our SSRP contributions are subject to three-year “cliff” vesting measured from the date on which an employee’s employment with us commences, such that after the employee has been continuously employed by us for three years, all of our past and future contributions become fully vested and non-forfeitable.

Deferred Compensation Plan. The Deferred Compensation Plan (“DC Plan”) is a non-qualified defined contribution plan that permits eligible employees to defer the receipt of up to 85% of their base salary and up to 100% of their cash incentive compensation, by contributing such amounts to their accounts under the DC Plan. The DC Plan also permits Verso to make matching contributions and discretionary contributions to employees’ accounts under the DC Plan. We match 100% of the first 3%, and 50% of the second 3%, of the employees’ deferrals under the DC Plan, subject to the same restrictions and limitations, as are described above for the Retirement Plan, and including the requirement that the employee must not qualify for our matching contributions under the Retirement Plan. The employee deferrals under the DC Plan, as well as company matching contributions are immediately and fully vested.

Executive Retirement Program. The Executive Retirement Program (“ERP”) is a non-qualified defined contribution program implemented under the DC Plan for the benefit of our executives and selected senior managers. Under the ERP, Verso may make an annual discretionary contribution to each eligible employee’s account under the DC Plan. Our ERP contribution is equal to between 4% and 10% of an employee’s eligible compensation, depending on the employee’s employment pay grade with us. An employee’s eligible compensation consists of the employee’s base salary and target-level incentive award under the VIP, in each case determined as of January 1 of the year for which our ERP contribution is made.

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Non-Qualified Deferred Compensation Table - Fiscal 2017

The following table presents information regarding the contributions to and earnings on the named executive officers’ deferred compensation balances during 2017, and the total deferred amounts for the named executive officers at the end of 2017.

Name	Plan	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
B. Christopher DiSantis	SSRP DC Plan ERP	— 28,875 —	— 21,656 —	— 2,448 —	— — —	— 52,979 —
Allen J. Campbell	SSRP DC Plan ERP	— — —	25,620 — 78,030	2,541 — 9,775	— — —	28,161 — 87,805
Michael A. Weinhold	SSRP DC Plan ERP	— 22,999 —	33,375 17,250 60,690	27,988 34,486 22,906	— — —	180,064 227,136 136,923
Adam St. John	SSRP DC Plan ERP	— 18,000 —	5,506 12,281 45,500	859 1,969 17,788	— — —	21,219 32,250 99,970
Kenneth D. Sawyer	SSRP DC Plan ERP	— — —	11,014 — 42,840	4,107 — 5,367	— — —	36,533 — 48,207
Peter H. Kesser	SSRP DC Plan ERP Lost Retirement Benefits(3)	— — — —	14,025 — 49,980 196,288	13,590 34,987 27,194 21,466	17,402 23,285 47,833 —	59,064 145,966 116,366 217,754

(1)	The executive’s contributions in each case are included in the 2017 “Salary” column of the Summary Compensation Table.

(2)	The balances at the end of 2017 in this column reflect the following aggregate amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for years through and including 2017 to the extent the executive was a named executive officer for the applicable year: Mr. Weinhold - $118,701 (SSRP), $152,401 (DC), and $53,327 (ERP); Mr. St. John - $12,013 (SSRP), $36,682 (ERP); Mr. Sawyer - $21,412 (SSRP); and for Mr. Kesser - $48,851 (SSRP), $134,264 (DC), and $87,025 (ERP).

(3)	Pursuant to Mr. Kesser’s separation agreement, we paid $196,288 into his account maintained under the DC Plan as “lost retirement benefits.” Refer to “Separation Agreement with Peter H. Kesser” on page 53.

Potential Payments upon Termination of Employment or Change in Control

The following section provides information about our named executive officers’ potential benefits upon the termination of their employment or a change in control of Verso under our plans, programs, policies and agreements that were in effect in 2017.

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Severance Policy. Verso has adopted and implemented a severance policy for the benefit of our salaried employees, including our executive officers other than Mr. DiSantis, and specific groups of hourly employees whose employment with us is terminated under certain circumstances. The severance policy applies in the event that (1) we terminate the employee’s employment without cause (as defined in the policy), (2) we eliminate the employee’s position and do not offer him or her a similar position, (3) we close the facility where the employee works and do not offer him or her a similar position at another Verso facility, or (4) we sell the facility where the employee works and neither the purchaser (or its affiliate) nor Verso offers him or her a similar position. The principal benefit under the severance policy is a termination allowance payable in cash to the terminated employee which is based, in large measure, on the employee’s job-tier, the employee’s years of applicable service with us and our predecessors, and his or her annual base salary or wages in effect immediately prior to the termination of employment. The amount of the termination allowance equals the sum of (a) a minimum number of weeks of eligible pay based on the employee’s job tier and (b) for all employees except our executive officers, a number of additional weeks of eligible pay determined according to a formula that takes into account the employee’s years of eligible service, subject in each case to the total amount of the termination allowance not exceeding 13 to 52 weeks of eligible pay, depending on employee’s job tier and years of service. Our executive officers are entitled to receive a termination allowance equal to 52 weeks of eligible pay, regardless of their years of eligible service. The Severance Policy also gives us the discretion to offer other termination benefits, such as subsidized medical and dental insurance coverage for a specified period after the termination of employment and outplacement services appropriate for the employee’s position with us.

Severance Benefits Provided under Agreements with Named Executive Officers. As described above, we entered into an employment agreement with B. Christopher DiSantis, our President and Chief Executive Officer, in 2017 which, among other things, provides for him to receive specified benefits in the event of certain terminations of his employment. In addition, we have entered into CNC agreements with each of our executive officers other than Mr. DiSantis which, among other things, provide for them to receive specified benefits in the event of any termination of their employment. Information about the potential and actual severance benefits provided for in these agreements between us and our named executive officers is set forth in the “Agreements with Named Executive Officers” section above.

2017 VIP. The 2017 VIP, our annual, performance-based incentive plan, allowed us the discretion to pay a prorated portion of a participant’s incentive award in the event that the participant’s employment with us terminated after February 2017 because of his or her death, disability or retirement or the elimination of his or her position. In such event, the participant would be entitled to receive a prorated incentive award if it is approved by the Administration Committee (as defined in the VIP) constituted under the 2017 VIP.

PIP and RSU Award Agreements. In 2016 and 2017, Verso granted RSUs under the PIP to our executive officers and certain key senior managers as part of their annual compensation or, with respect to Mr. DiSantis, in connection with his commencing employment with us. The PIP, together with the award agreements thereunder, contain provisions addressing the effects on the RSUs of the termination of an executive officer’s employment with us. The PIP provides that its administrator has the authority to establish the effect, if any, of a termination of employment on the rights and benefits of each award made under the PIP and, in so doing, may make distinctions based upon, among other things, the cause of termination and type of award. The form of award agreement under which the RSU awards were granted states that, as a general rule, upon the termination of a grantee’s employment, regardless of the reason (whether with or without cause, voluntarily or involuntarily), any unvested portion of the RSU award that has not become vested on or before the termination of employment date will terminate.

However, the RSU award agreement for Mr. DiSantis’ 2017 grant provides for the following vesting acceleration benefits:

•	Upon the consummation of a change of control (as defined in the award agreement), all unvested time-based RSUs will fully vest and all performance-based RSUs will vest at target level.

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•	If Mr. DiSantis’ employment is terminated (1) due to his death or disability or (2) as a result of a termination of employment that constitutes a qualifying termination, which is defined in his award agreement as a termination of employment either (a) by us without cause (as defined in the award agreement) or (b) by Mr. DiSantis for good reason (as defined in the award agreement); then, subject to the condition that Mr. DiSantis provide us with a general release in a form provided by us, the next tranche of time-based RSUs scheduled to vest following the termination date will vest, and the performance-based RSUs will vest at target level.

The award agreements for the 2017 RSU awards for each of the other named executive officers provide for the following vesting acceleration benefits:

•	If the executive’s employment with us is terminated and the termination is a qualifying termination – which is defined in each award agreement as a termination of employment either (1) by us without cause (as defined in the award agreement) or (2) by the executive for good reason (as defined in the award agreement), in each case, within twelve months following a change of control (as defined in the award agreement) – then (a) all unvested time-based RSUs will vest and, (b) with respect to the performance-vesting RSUs, (i) if Verso is the surviving company following such change of control, then a pro-rata number of RSUs that may be eligible to vest will be determined on such qualified termination based on the number of days the executive was employed by Verso during the performance period, with such number of RSUs to vest at the end of the performance period based on actual performance, or (ii) if Verso is not the surviving company following such change of control, then all performance-based RSUs will vest at target level.

•	If the executive’s employment is terminated due to his death or disability, then all unvested time-based RSUs will vest and all performance-based RSUs will vest at target level.

•	If the executive’s employment is terminated as a result of a qualified termination, then, subject to the condition that the executive provide us with a general release in a form provided by us, (1) the vesting of the next tranche of time-based RSUs that is scheduled to vest following the termination date will vest and, (2) with respect to the performance-based RSUs, a pro-rata number of RSUs that may be eligible to vest will be determined on such qualified termination based on the number of days the executive was employed by Verso during the performance period, with such number of RSUs to vest at the end of the performance period based on actual performance.

The award agreements for the 2016 RSU awards for Messrs. Campbell, Weinhold, St. John and Sawyer provide that if the executive’s employment is terminated in a qualifying termination (as described above) or due to the executive’s death or disability, then all unvested RSUs subject to the executive’s award will vest, subject, in the case of a qualifying termination, to the condition that the executive provide us with a general release in a form provided by us.

Vacation Policy. Verso has a vacation policy that, among other things, provides for a payment in lieu of any earned, unused vacation upon the termination of an eligible employee’s employment under certain circumstances. Under the policy, we will provide vacation pay to a terminated employee if the termination of employment is (1) by the employee (referred to as a “voluntary” termination) and the employee has completed at least six months of employment with us and gives us at least two weeks of prior notice of termination, (2) by us (referred to as an “involuntary” termination) and the employee has completed at least six months of employment with us, or (3) due to the employee’s retirement, death or disability. Under such circumstances, a terminated employee (or his or her estate) is entitled to receive a payment equal to the daily equivalent of his or her base salary multiplied by the number of earned, unused vacation days during the calendar year in which the termination date occurred.

Quantification of Potential Termination and Change in Control Benefits. The following table provides the estimated value of the benefits that would be payable to the named executive officers if a termination of their

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employment in the circumstances described above and/or a change in control of the Company had occurred on the last business day of fiscal 2017.

Name	Cash Severance(1) ($)	Health and Welfare Benefits(2) ($)	Equity Award Accelerated Vesting(3) ($)	Outplacement Benefits ($)	Noncompete Payment(4) ($)	Total ($)

B. Christopher DiSantis
Involuntary Termination	2,475,000	36,968	3,319,272	50,000	—	5,881,240
Voluntary Termination	—	36,968	—	—	—	36,968
Death/Disability	2,475,000	36,968	3,319,272	—	—	5,831,240
Change in Control/No Termination	—	—	4,425,690	—	—	4,425,690
Change in Control/Involuntary Termination	2,475,000	36,968	4,425,690	50,000	—	6,987,658

Allen J. Campbell
Involuntary Termination	433,500	47,832	519,861	9,500	1,409,179	2,419,872
Voluntary Termination	—	47,832	—	—	1,409,179	1,457,011
Death/Disability		47,832	1,338,799	—	1,394,552	2,781,183
Change in Control/No Termination	—	—	—	—	—	—
Change in Control/Involuntary Termination	433,500	47,832	1,748,268	9,500	1,409,179	3,648,279

Michael A. Weinhold
Involuntary Termination	433,500	47,617	519,861	9,500	1,338,475	2,348,953
Voluntary Termination	—	47,617	—	—	1,338,475	1,386,092
Death/Disability		47,617	1,338,799	—	1,330,663	2,717,079
Change in Control/No Termination	—	—	—	—	—	—
Change in Control/Involuntary Termination	433,500	47,617	1,748,268	9,500	1,338,475	3,577,360

Adam St. John
Involuntary Termination	375,000	46,680	456,662	9,500	1,164,265	2,052,107
Voluntary Termination	—	46,680	—	—	1,164,265	1,210,945
Death/Disability		46,680	1,201,155	—	1,157,076	2,404,911
Change in Control/No Termination	—	—	—	—	—	—
Change in Control/Involuntary Termination	375,000	46,680	1,573,411	9,500	1,164,265	3,168,856

Kenneth D. Sawyer
Involuntary Termination	350,000	31,416	450,161	9,500	1,062,121	1,903,198
Voluntary Termination	—	31,416	—	—	1,062,121	1,093,537
Death/Disability		31,416	1,194,655	—	1,047,346	2,273,417
Change in Control/No Termination	—	—	—	—	—	—
Change in Control/Involuntary Termination	350,000	31,416	1,566,910	9,500	1,062,121	3,019,947

(1)	For Mr. DiSantis, the amount is equal to the severance and bonus to which he would be entitled pursuant to the terms of his employment agreement. For all other named executive officers, the amount is equal to one year of salary pursuant to the terms of our severance policy.

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(2)	This column shows the Company’s estimated costs to provide health and welfare benefits for the executive and his eligible dependents following termination of employment (including, as applicable, the estimated costs to reimburse the executive for taxes imposed with respect to these benefits). This benefit is part of the description of benefits following a termination of employment pursuant to the agreements described above under “Agreements with the Named Executive Officers,” and as such is not also included in the calculation represented in footnote 4 to this table.

(3)	This value is the closing price of our common stock on the NYSE on the last trading day of 2017 multiplied by the number of shares subject to the accelerated portion of the award. With respect to performance-vesting RSUs, the value of the target number of shares subject to the awards previously approved by the Compensation Committee has been included.

(4)	The amounts in this column reflect all other payments that the executive would have been entitled to receive upon termination of employment as of December 31, 2017 in consideration for his covenant not to compete following a termination of employment pursuant to the CNC agreements described above under “Agreements with the Named Executive Officers,” specifically:

•	any unpaid annual incentive award for any calendar year completed on or before the termination date;

•	payments equal to 180% (for Mr. Campbell), 175% (for Mr. Weinhold), 175% (for Mr. St. John), or 165% (for Mr. Sawyer) of his base salary, payable in 12 equal monthly installments;

•	reimbursement of the cost of converting his group life insurance coverage to an individual policy and the premiums on the individual policy for up to two years after the termination date, grossed up to cover the cost of income taxes;

•	a contribution to his account under the DC Plan in an amount equal to the projected value of certain lost retirement benefits consisting of our contributions under the Retirement Plan, SSRP, DC Plan, and ERP that we would have made if he had remained actively employed with us for two years after the termination date.

Separation Agreement with Peter H. Kesser

We entered into a separation agreement with Mr. Kesser in connection with his resignation as our Senior Vice President, General Counsel and Secretary on June 30, 2017. Under the agreement, in compliance with his CNC agreement described below, and in addition to his other accrued and vested benefits under Verso’s benefit plans and the second installment of his retention bonus under our 2016 Retention Plan in the amount of $31,238, we agreed to provide to or for the benefit of Mr. Kesser a total of $1,461,796 consisting of the following:

•	$357,000 payment as severance under our severance policy;

•	$624,750, payable in 12 equal monthly installments, as compensation for the performance of his obligations under his CNC agreement;

•	$196,288 as a contribution equivalent to two years of lost retirement benefits to his deferred compensation plan account;

•	$110,943 as a prorated, discounted portion of his target-level annual incentive award payable under our incentive plan for 2017;

•	$49,877 (estimate) of premiums and administrative fees for 36 months (6 months fully subsidized and 30 months partially subsidized) of continued medical and dental insurance coverage for him and his eligible dependents;

•	$56,461.28, in lieu of the issuance of 7,761 shares of our Class A common stock upon the accelerated vesting of the RSUs previously granted under the PIP;

•	$66,477 consisting of housing and relocation subsidies and payments in lieu of this prorated 2017 contribution under the SSRP, unused vacation time, executive-level outplacement services, a fully

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paid, two-year individual term life insurance policy, and his remaining allowance under our executive financial counseling policy.

Mr. Kesser provided Verso with a release of claims and agreed to comply with certain non-competition, non-solicitation and other covenants under his separation agreement and CNC agreement.

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DIRECTOR COMPENSATION

Elements of Director Compensation

The compensation arrangements for our non-employee directors are as follows:

•	annual cash payments of $120,000 to each director for serving on the board of directors, plus, as applicable, $100,000 to the Chairman of the Board (waived for 2017 by Co-Chairmen Carr and Davis), $20,000 to the chairperson of the Audit Committee, $15,000 to the chairperson of the Compensation Committee, $15,000 to the chairperson of the Finance and Planning Committee, $30,000 per month to the chairperson of the Strategic Alternatives Committee, and $20,000 per month to each member of the Strategic Alternatives committee other than the chairperson; and

•	an annual award of RSUs granted under the PIP with an aggregate fair market value of $80,000 on the grant date, rounded to the nearest whole share.

In addition, we reimburse each non-employee director for his reasonable, out-of-pocket expenses incurred to attend meetings of the board of directors and its committees.

2017 Director Compensation

The following table shows the compensation that we paid and provided to our non-employee directors for their services in 2017.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Robert M. Amen	201,359	80,003	281,362
Alan J. Carr	201,667	80,003	281,670
Eugene I. Davis	240,000	80,003	320,003
Jerome L. Goldman	140,000	80,003	220,003
Steven D. Scheiwe	186,667	80,003	266,670
Jay Shuster	125,000	80,003	205,003

(1)	On May 12, 2017, we granted to each of Messrs. Amen, Carr, Davis, Goldman, Shuster and Scheiwe an equity incentive award of 13,180 RSUs, which had an aggregate fair market value of $80,003 based on the $6.07 closing sale price per share of our Class A common stock on the NYSE on the grant date.

(2)	The following table provides information about the number of shares subject to unvested RSU awards, and the number of shares subject to vested RSU awards as to which payment of the RSUs is deferred until the non-employee director ceases to be a member of the board of directors or a change in control of Verso occurs, held by our non-employee directors as of December 31, 2017. Our non-employee directors did not hold any other Verso equity awards or Verso stock options as of December 31, 2017.

Name	Stock Awards (Unvested) (#)	Stock Awards (Vested and Deferred) (#)
Robert M. Amen	13,180	6,957
Alan J. Carr	13,180	6,957
Eugene I. Davis	13,180	6,957
Jerome L. Goldman	13,180	6,957
Steven D. Scheiwe	13,180	9,631
Jay Shuster	13,180	6,957

55

ADDITIONAL INFORMATION

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Verso Corporation, 8540 Gander Creek Drive, Miamisburg, Ohio 45342.

Stockholder Proposals for Inclusion in 2018 Proxy Statement

Stockholders wishing to present proposals for inclusion in our notice of meeting and proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposals to us no later than April 26, 2019. Proposals should be sent to Verso Corporation, Attention: Secretary, 8540 Gander Creek Drive, Miamisburg, Ohio 45342.

Other Stockholder Proposals for Presentation at 2019 Annual Meeting of Stockholders

Article II, Section 2.14 of Verso’s bylaws addresses the manner in which Verso’s stockholders may nominate persons for election as directors and make proposals of other business to be considered by our stockholders at an annual meeting of stockholders.

Director nominations and other business proposals may be made by a stockholder only if such stockholder (1) is a stockholder of record at the time of delivery by the stockholder of the notice provided for in Section 2.14(a)(2) to our Secretary, (2) is entitled to vote at the meeting and upon such election or other business, and (3) complies with the notice procedures set forth in Section 2.14(a)(2). This is the exclusive means for a stockholder to make director nominations or submit other business before an annual meeting of stockholders, except for matters that are properly brought under Rule 14a-8 under the Exchange Act and are included in Verso’s notice of meeting and proxy statement.

For any director nomination or other business to be properly brought by a stockholder before an annual meeting of stockholders, the stockholder must have given timely notice thereof, in the proper written form as provided in Section 2.14(c), to our Secretary, and any such proposed business (other than director nominations) must constitute a proper matter for stockholder action under the Delaware General Corporation Law.

To be timely, the stockholder’s notice must be delivered to our Secretary at our principal executive office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. For the 2019 Annual Meeting of Stockholders, to be timely, the stockholder’s notice must be delivered to our Secretary at our principal executive office not earlier than the close of business on May 27, 2019, and not later than the close of business on June 26, 2019. However, if the date of the 2019 Annual Meeting is more than 30 days before, or more than 60 days after, September 24, 2019, the stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which public disclosure of the date of the meeting is first made by us. In addition, if the number of directors to be elected at the 2019 Annual Meeting of Stockholders is increased effective after the time period for which nominations otherwise would be due and there is no public announcement by Verso naming the nominees for the new director positions created by such increase at least 100 days prior to September 24, 2019, the stockholder’s notice will be considered timely, but only with respect to the nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

56

By order of the Board of Directors,

August 23, 2018

St. John Daugherty
Secretary

57

REVOCABLE PROXY

VERSO CORPORATION

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 24, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2018 Annual Meeting of Stockholders of Verso Corporation (“Verso”) will be held at The Chatwal Hotel, located at 130 W. 44th Street, New York, New York, on September 24, 2018, beginning at 3:00 p.m. (Eastern Time). The undersigned hereby acknowledges receipt of the combined Notice of 2018 Annual Meeting of Stockholders and Proxy Statement dated August 23, 2018 accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

The undersigned hereby appoints B. Christopher DiSantis and St. John Daugherty, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of Verso owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated hereon.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report and proxy card are available at http://www.viewproxy.com/Verso/2018.

Please mark your votes like this 2. To approve, on an advisory basis, the following resolution: RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in the Proxy Statement, including the executive compensation tables and the accompanying narrative.FORAGAINSTABSTAIN 01 Alan J. Carr 04 Steven D. Scheiwe02 Eugene I. Davis 05 Jay Shuster03 B. Christopher DiSantis INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 3. To ratify the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2018.FORAGAINSTABSTAINTHE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgement. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERSO AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. I plan on attending the meeting Date: Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)  CONTROL NUMBER Signature Signature (if held jointly)NOTE: This proxy should be marked, dated, signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. If shares are held jointly, each stockholder should sign. If signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, partnership, limited liability company or other entity, please state the full entity’s name and sign by a duly authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. SCAN TOVIEW MATERIALS & VOTE CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/VRS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.